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                            CREDIT AGREEMENT


                      dated as of October 10, 1996


                                  among


                           1290 PARTNERS, L.P.


                                   and

                         237 PARK PARTNERS, L.P.

                              as Borrowers,


                        THE LENDERS LISTED HEREIN


                                   and


                        THE CHASE MANHATTAN BANK
                                as Agent



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                            CREDIT AGREEMENT

            CREDIT AGREEMENT dated as of October 10, 1996, among 1290 PARTNERS, L.P., 237 PARK PARTNERS, L.P. (collectively, the "Borrowers" and individually, each a "Borrower"), the LENDERS listed on the signature pages hereof and THE CHASE MANHATTAN BANK, as Agent.

            The parties hereto agree as follows:


                                ARTICLE I

                               DEFINITIONS

      SECTION 1.1 Definitions. The following terms, as used herein, have the following meanings:

            "Adjusted London Interbank Offered Rate" has the meaning set forth in Section 2.6(b).

            "Administrative Questionnaire" means, with respect to each Lender, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Borrowers) duly completed by such Lender.

            "Agent" means The Chase Manhattan Bank in its capacity as agent for the Lenders hereunder, and its successors in such capacity appointed in accordance with Section 7.8 hereof.

            "Agreement" means this Credit Agreement as the same may from time to time hereafter be modified, supplemented or amended.

            "Alterations" has the meaning set forth in the Mortgage.

            "Alternate Base Rate Loan" means a Loan Tranche to be made by a Lender as an Alternate Base Rate Loan in accordance with the applicable Notice Interest Rate Election or pursuant to Article VIII.

            "Alternate Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate


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for such day or (ii) the sum of 1.565% plus the Federal
Funds Effective Rate.

            "Annual Budget" means the annual operating and capital improvement budget for the Properties, as the same may be revised from time to time pursuant to the provisions hereof.

            "Applicable Lending Office" means, with respect to any Lender, (i) in the case of its Alternate Base Rate Loans, its Domestic Lending Office and
(ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

            Approved Banks: means banks or other financial institutions which have a minimum long-term unsecured S&P debt rating of at least "A" or its equivalent by at least two of the Rating Agencies; provided that at least one of such Rating Agencies shall be either S&P or Moody's (as such terms are hereinafter defined in the definition of "Rating Agencies").

            "Asset Management Agreement" means the Asset Management Agreement, dated as of October 10, 1996, between the Asset Manager and the REIT.

            "Asset Manager" means 970 Management LLC, an affiliate of Victor Capital Group, L.P., or any permitted successor.

            "Assignee" has the meaning set forth in Section
9.6(c).

            "Assignment of Leases and Rents" means the Assignment of Leases, Rents and Security Deposits, dated as of even date hereof, by and among Borrowers and Agent.

            "Bankruptcy Code" means Title 11 of the United States Code, entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes.

            "Bankruptcy Court" has the meaning set forth in
Section 3.1(m).

            "Benefit Arrangement" means, at any time, an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

            "Borrowers" means collectively the 237 Park Borrower, a Delaware limited partnership, and the 1290 Borrower, a Delaware limited partnership, and their permitted successors and assigns.

            "Budget" means the operating and capital improvement budget for the Properties for the remainder of 1996 prepared and delivered by Borrowers to Agent prior to the date hereof and approved by the Agent.

            "Building" and "Buildings" has the meaning set forth in the recitals of the Mortgage.

            "Capital Expenditures" means, for any period, the sum of all expenditures made by or on behalf of the Borrowers, including payments of Tenant Work Allowances and Tenant Expenses and the cost of any Tenant Improvements performed by or on behalf of Borrowers, which are capitalized on the balance sheet of the Borrowers in conformity with GAAP, other than capitalized interest expense.

            "Cash Collateral Agreement" means the Cash Collateral Account Security Pledge and Assignment Agreement, dated as of the date hereof, among Borrowers and the Agent.

            "Cash Flow Letter of Credit" has the meaning set forth in Section 2.15(b).

            "Closing Date" has the meaning set forth in
Section 3.1.

            "Collateral" means all property and interests in property now owned or hereafter acquired in or upon which a Lien has been or is purported or intended to have been granted to the Agent on behalf of the Lenders under the Mortgage and each of the Loan Documents.

            "Collection Accounts" has the meaning set forth in the Cash Collateral Agreement.

            "Collection Costs" has the meaning set forth in
Section 9.3(a).

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




            "Commitment" means, with respect to each Lender, the amounts set forth opposite the name of such Lender on the signature pages hereof.

            "Committee" has the meaning set forth in Sec-tion 3.1(s).

            "Consent and Subordination of Asset Management Agreement" means the Consent and Subordination of Asset Management Agreement, dated as of the date hereof, among Asset Manager, Borrowers and Agent.

            "Consent and Subordination of Property Management Agreement" means the Consent and Subordination of Property Management Agreement, dated as of the date hereof, among Manager, Borrowers and Agent.

            "Consumer Price Index" means the "Consumer Price Index-- For all Items for the New York-Northern New Jersey Area (1982-1984=100)", published monthly in the "Monthly Labor Review" of the Bureau of Labor Statistics of the United States Department of Labor. If at any time the Consumer Price Index is no longer available, then the term "Consumer Price Index" shall be an index selected by Agent which, in the opinion of Agent, is comparable to the Consumer Price Index.

            "Counterparty" means The Chase Manhattan Bank.

            "Debtors" has the meaning set forth in Section
3.1(s).

            "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

            "Defaulting Lender" has the meaning set forth in Section 9.17(c)(i).

            "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

            "Domestic Lending Office" means, as to each Lender, its office located at its address set forth in its Administrative Questionnaire (or identified in its

Administrative Questionnaire as its Domestic Lending Office) or such other office as such Lender may hereafter designate as its Domestic Lending Office by notice to the Borrowers and the Agent.

            "Eligible Assignee" means (a) a commercial bank, trust company, insurance company, investment bank or pension fund organized under the laws of the United States of America, or any state thereof, and having total assets in excess of $5,000,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States of America, or any state thereof, and having a tangible net worth of at least $500,000,000; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development ("OECD"), or a political subdivision of any such country, and having total assets in excess of $10,000,000,000, provided that such bank is acting through a branch or agency located in the United States of America; or (d) the central bank of any country which is a member of the OECD.

            "Engineering Report" has the meaning set forth in Section 4.27.

            "Environmental Affiliate" means any partnership or joint venture, trust or corporation in which an equity interest is owned by the Borrowers or the REIT (with respect to matters relating to the Properties), either directly or indirectly.

            "Environmental Approvals" means any permit, license, approval, ruling, variance, exemption or other authorization required under applicable Environmental Laws.

            "Environmental Claim" means, with respect to any Person, any written notice, claim, demand or similar written communication by any other Person alleging potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damage, property damages, personal injuries, fines or penalties arising out of, based on or resulting from
(i) the presence, or release into the environment, of any Hazardous Substance at any Property, whether or not owned by such Person or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental

Law, in each case as to which there is a reasonable probability of an adverse determination with respect thereto and which, if adversely determined, would have a Material Adverse Effect.

            "Environmental Guaranty" means the Joint and Several Hazardous Material Guaranty and Indemnification Agreement, dated as of the date hereof, made by the
General Partners and the Borrowers.

            "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

            "Environmental Report" has the meaning set forth in Section 4.7.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.
            "ERISA Group" means the Borrowers and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrowers, are treated as a single employer under Section 414 of the Internal Revenue Code.

            "Escrow Sub-Account" has the meaning set forth in Section 3.1(w).

            "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.


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



            "Euro-Dollar Illegality Event" has the meaning set forth in Section 8.2.

            "Euro-Dollar Lending Office" means, as to each Lender, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Lender as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrowers and the Agent.

            "Euro-Dollar Loan" means a Loan Tranche which bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Interest Rate Election.

            "Euro-Dollar Margin" has the meaning set forth in Section 2.6(b).

            "Euro-Dollar Rate" means a rate of interest determined pursuant to
Section 2.6(b) on the basis of an Adjusted London Interbank Offered Rate.

            "Euro-Dollar Reference Bank" means the princi-pal London offices of The Chase Manhattan Bank.

            "Euro-Dollar Reserve Percentage" has the mean-ing set forth in Section 2.6(b).

            "Event of Default" has the meaning set forth in
Section 6.1.

            "Expiring Lease Costs" means, with respect to space at the Buildings currently demised to Tenants pursuant to Leases with terms that expire during the period commencing on January 1, 2001 and ending on December 31, 2003 as set forth on Exhibit I attached hereto and made a part hereof, the aggregate of Tenant Expenses, costs of Tenant Improvements and Tenant Work Allowances (exclusive of free rent) actually incurred by the Borrowers in connection with reletting such space or extending such Leases.

            "Expiring Lease Costs Reserve Sub-Account" has the meaning set forth in Section 2.15(a).


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



            "Extended Mandatory Prepayment Date" has the meaning set forth in Section 2.8(e).

            "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to The Chase Manhattan Bank on such day on such transactions as determined by the Agent.

            "Federal Reserve Board" means the Board of
Governors of the Federal Reserve System as constituted from time to time.

            "Fee Letter" means the letter, dated August 14, 1996, among Agent, 1290 Associates, L.L.C., 237 Park Avenue Associates, L.L.C., and the Olympia & York
Noteholders Ad Hoc Committee.

            "Fifth Loan Year" means the twelve month period commencing on the fourth anniversary of the Closing Date.

            "FIRREA" means Financial Institution Reform
Recovery and Enforcement Act of 1989.

            "First Payment Date" means October 7, 1997.

            "Fiscal Quarter" means any fiscal quarter of a fiscal year of the Borrowers.

            "Fourth Loan Year" means the twelve month period commencing on the third anniversary of the Closing Date.


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



            "GAAP" means generally accepted accounting principles in the United States as in effect from time to time.

            "General Partners" means, collectively, 1290 GP Corp., a Delaware corporation and the sole general partner of the 1290 Borrower (holding a one percent (1%) ownership interest), and 237 GP Corp., a Delaware corporation and the sole general partner of the 237 Park Borrower (holding a one percent (1%) ownership interest).

            "Governmental Authority" means any Federal, state or local government or any other political subdivision thereof or agency exercising executive, legislative, judicial, regulatory or administrative functions having jurisdiction over Borrowers or the Properties.

            "Group of Loans" means, at any time, a group of Loan Tranches consisting of (i) all Loan Tranches which are Alternate Base Rate Loans at such time, or (ii) all Loan Tranches which are Euro-Dollar Loans having the same Interest Period at such time; provided that, if a Loan Tranche of any particular Lender is converted to or made as an Alternate Base Rate Loan pursuant to
Section 8.2 or 8.4, such Loan Tranche shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

            "Hazardous Substance" means any material, waste or substance which is:

                        (i) included within the definition of "hazardous substances," "hazardous materials," "toxic substances," or "solid waste" in or pursuant to any Environmental Law, or subject to regulation under any Environmental Law;

                        (ii) listed in the United States Department of Transportation Optional Hazardous Materials Table, 49 C.F.R. ss. 172.101, as enacted as of the date hereof, or in the United States Environmental Protection Agency List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302, as enacted as of the date hereof or as hereafter amended; or

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                        (iii) explosive, radioactive, asbestos, a
      polychlorinated biphenyl, corrosive or other hazardous substances including oil or petroleum, its derivatives, by-products or other hydrocarbons or any constituent elements displaying any of the foregoing characteristics.

            "Impositions" has the meaning set forth in the Mortgage.

            "Improvements" has the meaning set forth in the Mortgage.

            "Indemnitee" has the meaning set forth in
Section 9.3(b).

            "Initial Notice of Interest Rate Election" shall be the first Notice of Interest Rate Election delivered by the Borrowers to the Agent no less than three (3) Euro-Dollar Business Days before the Closing
Date.

            "Institutional Lender" means (a) a commercial bank, trust company, insurance company, investment bank or pension fund organized under the laws of the United States of America, or any state thereof, and having total assets in excess of $5,000,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States of America, or any state thereof, and having a tangible net worth of at least $500,000,000; or (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development ("OECD"), or a political subdivision of any such country, and having total assets in excess of $10,000,000,000, provided that such bank is acting through a branch or agency located in the United States of America.

            "Interest Period" means: (1) with respect to each Euro-Dollar Loan, the period commencing on the Closing Date or on the date specified in the applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Borrowers may elect in the applicable Notice of Interest Rate Election; provided that:


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            (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

            (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month;

            (c) if any Interest Period includes a date on which a payment of principal of the Loan is required to be made under Section 2.10 but does not end on such date and sufficient funds are not then outstanding under any Alternate Base Rate Loan, then (x) the principal amount (if any) of each Euro-Dollar Loan required to be repaid on such date shall have an Interest Period ending on such date and (y) the remainder (if any) of each such Euro-Dollar Loan shall have an Interest Period determined as set forth above; and

            (d) any Interest Period shall always be for the same period as under the Swap Agreement.

(2) with respect to each Alternate Base Rate Loan, the period commencing on the Closing Date or on the date specified (or deemed specified) in the applicable Notice of Interest Rate Election and ending on the last Domestic Business Day of the calendar month in which such Notice of Interest Rate Election was made (or deemed made); provided that if any Interest Period includes a date on which a payment of principal of the Loan is required to be made under Section 2.10 but does not end on such date, then (i) the principal amount (if any) of each Alternate Base Rate Loan required to be repaid on such date shall have an Interest Period ending on such date and (ii) the remainder (if any) of each such Alternate Base Rate Loan shall have an Interest Period determined as set forth above.


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            "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.
            "Invalid Law" has the meaning set forth in
Section 8.3(c).

            "Leases" has the meaning set forth in Granting
Clause IV of the Mortgage.

            "Lender" means each lender listed on the signature pages hereof, each Assignee which becomes a Lender pursuant to Section 9.6(c), and their respective successors.

            "Letter of Credit" means an irrevocable, unconditional, transferable, clean sight draft letter of credit in favor of the Agent and entitling the Agent to draw thereon in New York, New York, issued by an Approved Bank and upon terms and in a form acceptable to Agent. Borrowers shall deliver to Agent a replacement Letter of Credit at least ten (10) Domestic Business Days prior to the expiration of any outstanding Letter of Credit. If at any time the bank issuing any such Letter of Credit shall cease to be an Approved Bank, the Agent shall have the right immediately to draw down the same in full and hold the proceeds of such draw in accordance with the applicable provisions hereof, unless the Borrowers shall deliver a replacement Letter of Credit within thirty
(30) days after the Agent delivers written notice to the Borrowers that such bank shall have ceased to be an Approved Bank.

            "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind (other than a Permitted
Lien) in respect of such asset. For the purposes of this Agreement, the Borrowers or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

            "Loan" means the loan in the amount of Four Hundred Twenty Million Dollars ($420,000,000) to be made to the Borrowers by the Lenders to fund the costs of the acquisition of the Properties.

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            "Loan Amount" has the meaning set forth in
Section 2.1.

            "Loan Documents" means this Agreement, the Notes, the Mortgage, the Swap Pledge, the Assignment of Leases and Rents, the Environmental Guaranty, the Consent and Subordination of Property Management Agreement, the Consent and Subordination of Asset Management Agreement, the Note Pledge and the Cash Collateral Agreement and the other documents executed by the Borrowers that are incidental or otherwise related thereto.

            "Loan Tranche" means an Alternate Base Rate
Loan or a Euro-Dollar Loan and "Loan Tranches" means
Alternate Base Rate Loans or Euro-Dollar Loans or any combination of the foregoing.

            "London Interbank Offered Rate" has the meaning set forth in Section 2.6(b).

            "Lower Tier LP" means 237/1290 Lower Tier Associates, L.P., a Delaware limited partnership, which is the ninety-nine percent (99%) limited partner of each Borrower and which has as its 95% general partner, the REIT, and its five percent (5%) limited partner, the Upper Tier LP.

            "Major Alteration" means an Alteration or series of Alterations which affects the structural portion, the building systems, the lobby, the facade, the plaza or the elevators of either Building excluding (i) normal and customary tenant work primarily within the demised space under Leases (whether performed by Borrowers or the Tenant), (ii) repair and maintenance, (iii) replacements of equal or greater utility for building systems and equipment only, (iv) work which is decorative or cosmetic in nature and (v) the 1290 Lobby Work (as defined in the Cash Collateral Agreement).

            "Major Lease" means a Lease at a Property demising in the aggregate of all such Leases with such Tenant, no less than 40,000 rentable square feet.

            "Manager" means Tishman Speyer Properties, L.P.
and its permitted successors.


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            "Mandatory Prepayment Date" has the meaning set
forth in Section 2.8(e).

            "Mandatory Prepayment Event" has the meaning set forth in Section 2.8(e).

            "Margin Stock" has the meaning provided such term in Regulation U and Regulation G of the Federal Reserve Board.

            "Material Adverse Effect" means a material adverse effect upon (i) the business, operations, financial condition, properties or assets of either or both of the Borrowers, (ii) the operation or condition of either or both of the Properties or (iii) the ability of the Borrowers to pay interest and principal on the Loan when due.

            "Material Contract" means (i) the Property
Management Agreement and (ii) the Asset Management Agree-ment.

            "Material Plan" means, at any time, a Plan or Plans having aggregate Unfunded Liabilities in excess of $1,000,000.

            "Monthly Amount" means (i) with respect to each of the Second Loan Year and the Third Loan Year, the amount of $625,000, of which amount $333,333.33 shall be allocated to the 1290 Property and $291,666.67 shall be allocated to the 237 Park Property; (ii) with respect to the Fourth Loan Year, the amount of $833,333.34, of which amount $445,416.67 shall be allocated to the 1290 Property and $387,916.67 shall be allocated to the 237 Park Property and
(iii) with respect to the Fifth Loan Year, the amount of $1,250,000, of which amount $666,666.67 shall be allocated to the 1290 Property and $583,333.33 shall be allocated to the 237 Park Property.

            "Monthly Operating Statement" means the monthly operating statement prepared by the Manager in accordance with Section 8(c) of the Property Management Agreement or such similar form for any permitted successor Manager pursuant to the terms hereof.

            "Monthly Report" has the meaning set forth in
Section 5.1(j).

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            "Mortgage" means the Mortgage Modification, Restatement and Security
Agreement, dated as of the date hereof, among Borrowers, as mortgagors, and Agent, as mortgagee, as the same may be hereafter amended.

            "Mortgaged Property" has the meaning set forth in the Mortgage.

            "Multiemployer Plan" means, at any time, an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making, or accruing an obligation to make, contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

            "Net Cash Flow" means, for the relevant measuring period, (i) all Property Income minus (ii) all Property Expenses as adjusted by (without duplication) (x) all interest expenses, required principal amortization and payments made by Borrowers pursuant to the Swap Agreement with respect to the Loan for such period, (y) Capital Expenditures actually incurred for such period, and (z) normal and customary reserves maintained during such period whether or not required pursuant to the Loan Documents; provided that for the purpose of this definition, Property Expenses such as Taxes (as defined in the Mortgage) and premiums which are payable less frequently than monthly shall be computed as if payable in twelve equal monthly installments and with respect to items not annualized, such periodic installments as are appropriate.

            "Notes" means promissory notes of the Borrowers, substantially in the form of Exhibit "A" hereto, evidencing the obligation of Borrowers to repay the Loan and "Note" means any one of such promissory notes.

            "Note Pledge" means the Note Pledge and Security Agreement, dated the date hereof, made by the Borrowers, as pledgors, in favor of Agent, as pledgee, in connection with the Pledged Notes.

            "Notice of Interest Rate Election" has the meaning set forth in Section 2.2.


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            "Obligations" means all obligations, liabilities and indebtedness of every nature of the Borrowers, from time to time owing to any Lender under or in connection with this Agreement or any other Loan Document.

            "Officer's Certificate" means a certificate delivered to Agent by a Borrower or such Borrower's General Partner which is signed by the president, chief financial officer, chief operating officer or vice president of such General Partner.

            "Parent" means, with respect to any Lender, any Person controlling such Lender.

            "Payment in Full" has the meaning set forth in
Section 9.17(c)(iii).

            "PBGC" means the Pension Benefit Guaranty
Corporation or any entity succeeding to any or all of its functions under ERISA.

            "Payment Date" means the seventh (7th) day of each calendar month, provided that if such day is not a Euro-Dollar Business Day, the Payment Date shall be the next succeeding Euro-Dollar Business Day, commencing on November 7, 1996 and ending on the Termination Date.

            "Period Fraction" means, with respect to any period of time, a fraction, the numerator of which is the actual number of days in such period, and the denominator of which is three hundred and sixty (360).

            "Permitted Liens" means those matters set forth in Schedule B of the Title Policy issued by the Title Insurer in connection with the transactions contemplated herein and attached hereto as Exhibit "G", as well as the Lien of the Mortgage.

            "Permitted Owners" means (i) any investment fund managed by or other entity controlled by (A) Apollo Realty Advisors, L.P. (which fund or entity would include without limitation Apollo Real Estate Investment Fund I, L.P.),
(B) Whitehall Street Real Estate, L.P. (which fund or entity would include without limitation WSB Realty, LLC), (C) Oaktree Capital Management, LLC (which fund or entity would include without limitation TCW Special Credits Fund and other related funds thereof), or (D)

Tishman Speyer Properties, L.P., (ii) Nyprop L.L.C., so long as Tishman family members, Crown family members and/or senior management or senior employees of Tishman Speyer Crown Equities or Tishman Speyer Properties, Inc. shall own directly or indirectly more than fifty percent (50%) of the interests therein,
(iii) such REIT shareholders as are either, in each case as certified to Agent by Borrowers in the form of certificate attached hereto as Exhibit J (and verified to Agent's reasonable satisfaction): (A) investors (or entities controlled by investors) having, as of the date such investor or entity is proposed as a Permitted Owner, (x) investment management experience in commercial real estate, (y) a current net worth, as determined in accordance with GAAP (exclusive of good will) or on an audited tax basis if GAAP is not available, of no less than $100,000,000, exclusive of its interest in the REIT, and (z) ownership of assets and/or assets under management with an aggregate fair market value of no less than $200,000,000, exclusive of its interest in the REIT, (B) an investment vehicle advised by an investment manager or advisor, which investment manager or advisor has, as of the date such investor or entity is proposed as a Permitted Owner, (x) investment management experience in commercial real estate, (y) a current net worth and/or investment vehicles under management having a current net worth, as determined in accordance with GAAP (exclusive of good will) or on an audited tax basis if GAAP is not available, of no less than $100,000,000, exclusive of its interest in the REIT, in the aggregate, and (z) ownership of assets and/or assets under management with an aggregate fair market value of no less than $200,000,000, exclusive of its interest in the REIT, (C) a pension fund, account or trust, commercial bank, investment bank, savings and loan, savings bank or real estate investment trust or an investment vehicle established by such an entity, which pension fund, account trust fund, commercial bank, investment bank, savings and loan, savings bank or real estate investment trust or investment vehicle has, as of the date such investor or entity is proposed as a Permitted Owner, (y) a current net worth, as determined in accordance with GAAP (exclusive of good will) or on an audited tax basis if GAAP is not available, of no less than $100,000,000, exclusive of its interest in the REIT, in the aggregate, and (z) ownership of assets and/or assets under management with an aggregate fair market value of no less than $200,000,000, exclusive of its interest in the REIT; and, as are approved as a Permitted Owner by the Agent and the Super Required Lenders, which consent shall not be unreasonably withheld or delayed, and (iv) such other REIT shareholders as are approved as a Permitted Owner by the Agent and the Super Required Lenders in their sole and absolute discretion. For purposes of applying the thirty percent (30%) ownership test set forth in Section 2.8(d) hereof, any REIT shareholder which is approved by Agent and the Super Required Lenders as a Permitted Owner pursuant to the provisions hereof shall be deemed to have been a Permitted Owner from the date it acquired REIT shares. Notwithstanding the foregoing, if at any time Agent shall determine that any certification made by any Permitted Owner pursuant to this definition was materially false or misleading when made, such party shall be deemed to not be a Permitted Owner from the date such false or misleading certificate was made.

            "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

            "Plan" means, at any time, an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

            "Pledged Notes" means, collectively, the War-burg Note and the Robinson Note.

            "Prime Rate" means the rate of interest publicly announced by The Chase Manhattan Bank in New York City from time to time as its Prime Rate.

            "Principal Letter of Credit" has the meaning set forth in Section 2.8(d).

            "Proceeds" has the meaning set forth in the Mortgage.

            "Property" and "Properties" have the meanings set forth in the Mortgage.

            "Property Expenses" means, with respect to the Properties the following items without duplication thereof (provided however, that Property Expenses shall not include debt service, non-cash items such as depreciation and amortization and any extraordinary expenditures not considered operating expenses in accordance with GAAP):

            (A) all expenses for the operation of the Properties incurred by Borrowers including asset and property management fees, accounting costs and legal fees and all insurance expenses but not including any expenses incurred in connection with a sale or other capital or interim capital transaction;

            (B) Taxes, water charges, property taxes, sewer rents, other than fines, penalties, interest or such Taxes (or portions thereof) that are payable by reason of the failure by the owner of the Properties to pay a Tax timely;

            (C) the cost of routine maintenance (the cost of which may be expenses), repairs and minor alterations, the cost of which can be expensed under GAAP;

            (D) Tenant Improvements, Tenant Work Allowances and Tenant Expenses (to the extent actually incurred);

            (E) all reasonable and customary expenses incurred by the REIT directly relating to the ownership of the Properties, such as asset and property management fees and insurance expenses, and also including accounting costs, legal fees, and "D&O" insurance (but excluding other costs not directly related to ownership of the Properties), provided that if the REIT owns properties other than the Properties any such expense not directly related to the ownership of the Properties but permitted as a Property expense under this paragraph (E) shall be included only to the extent equitably allocable to the Properties; and

            (F) all commercially reasonable expenses incurred by Borrowers in connection with the takeover of any leases in connection with Leases entered into in accordance with the terms hereof.

            "Property Income" means, for the Properties, all gross income and Rentals paid to the owner of such Property from the ownership and operation of such Property, service fees and charges, rebates, refunds, all tenant expense reimbursement income, all amounts paid from the Robinson Note, the Warburg Note and the Swap Agreement and all insurance and condemnation proceeds net of costs permitted under the Mortgage and not included in Property Expenses but excluding
(i) any proceeds resulting from a Transfer and (ii) security deposits received from Tenants until forfeited.

            "Property Management Agreement" means collectively, the Management and Leasing Agreement, dated as of October 10, 1996, between Manager and the 1290 Borrower and the Management and Leasing Agreement, dated as of October 10, 1996, between Manager and 237 Park Borrower.

            "Rating Agencies" means Standard & Poor's Rat- ings Services ("S&P"), Duff & Phelps Credit Rating Co., Moody's Investors Services, Inc. ("Moody's") or Fitch Investor Services, L.P. or, if such corporations shall for any reason no longer perform the functions of a securities rating agency, any other nationally recognized statistical rating agency designated by the Agent.

            "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "REIT" shall mean Metropolis Realty Trust, Inc. or other entity which will be the 95% general partner of the Lower Tier LP, the organization, ownership, capital structure and documentation of which trust or other entity shall be satisfactory to the Agent.

            "Release" means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, deposit, discharge, leaching or migration.

            "Release Date" has the meaning set forth in Section 2.9(d).

            "Released Property" has the meaning set forth in Section 2.9(d).

            "Release Price" means as of the applicable Release Date (i) with respect to the 237 Park Property, an amount equal to 1.10 times the 237 Park Allocated Loan Amount, as such 237 Park Allocated Loan Amount has been reduced, as of such date, by payments of the Monthly Amount allocated to the 237 Park Property and voluntary prepayments made more than ninety (90) days prior to such Release Date and applied to the 237 Park Allocated Loan Amount and involuntary prepayments applied by Agent (e.g. casualty proceeds) to the 237 Park Allocated Loan Amount and (ii) with respect to the 1290 Property, an amount equal to 1.10 times the 1290 Allocated Loan Amount, as such 1290 Allocated Loan Amount has been reduced, as of such date, by payments of the Monthly Amount allocated to the 1290 Property and voluntary prepayments made more than ninety (90) days prior to such Release Date and applied to the 1290 Allocated Loan Amount and involuntary prepayments applied by Agent (e.g. casualty proceeds) to the 1290 Allocated Loan Amount.

            "Rentals" has the meaning set forth in Section
2.14(a).

            "Required Lenders" means at any time Lenders holding Notes evidencing at least 51% of the aggregate unpaid principal amount of the Notes held by Lenders which are entitled to vote pursuant to the terms hereof.

            "Requirements" means all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations and requirements of every Governmental Authority having jurisdiction over either Property and all restrictive covenants applicable to either Property.

            "Reserve Portion" has the meaning set forth in
Section 2.9(e).

            "Robinson Note" means the promissory note in favor of O&Y Financial Company made by Robinson, Silverman, Pearce, Aronsohn & Berman dated as of April 1, 1989 in the original principal amount of $6,500,000.

            "Second Loan Year" means the twelve month period commencing on the first anniversary of the Closing Date.

            "Senior Debt" has the meaning set forth in Section 9.17(c)(iv).

            "Settlement Agreement" has the meaning set forth in Section 3.1(m).

            "Single Purpose Entity" means a Person, other than an individual, which is formed or organized for the purpose of holding, directly, an ownership interest in a Property or a Borrower, does not engage in any business unrelated to a Property, does not have any material assets other than those related to its interest in a Property or a Borrower or any indebtedness for borrowed money other than as permitted by this Agreement, has its own separate books and records, maintains customary formalities with regard to its existence (in corporate or partnership form) and has its own accounts which are separate and apart from the books and records and accounts of any other Person, and holds itself out as being a Person, separate and apart from any other Person.

            "Solvent" as to any Person means that such Person is not "insolvent" within the meaning of Section 101(32) of the Bankruptcy Code or Section 271 of the Debtor and Creditor Law of the State of New York.

            "Subordinated Debt" has the meaning set forth in Section 9.17(c)(v).

            "Subsidiary" means, with respect to any Person, at any date, any corporation or other entity which is directly or indirectly controlled by such Person and of which at least fifty-one percent (51%) of the outstanding shares of capital stock or other equity interests having ordinary voting power is at the time, directly or indirectly, owned by such Person, including, without limitation, any subsidiaries which are consolidated with such Person for GAAP purposes.

            "Super Required Lenders" means at any time Lenders holding Notes evidencing at least 662/3% of the aggregate unpaid principal amount of the Notes held by

Lenders which are entitled to vote pursuant to the terms hereof.

            "Swap Agreement" means the interest rate exchange transaction pursuant to the Master Agreement, dated as of the date hereof, between the Counterparty and the Borrowers, as it may be amended, modified, extended or supplemented, with the consent of the Agent, from time to time, and any similar interest rate exchange, cap, collar or floor agreement subsequently entered into by Borrowers and pledged to Agent pursuant to the Swap Pledge, the term of which shall be the same as the Term.

            "Swap Pledge" means the Interest Rate Agreement Pledge and Security Agreement, dated as of the date hereof, between the Borrowers, as pledgor, and the Agent, as pledgee, and consented to by the Counterparty to the Swap Agreement, as it may be amended, modified, extended or supplemented from time to time.

            "Syndication Period" has the meaning set forth in Section 9.6(b).

            "Tenant" has the meaning set forth in the Mortgage.

            "Tenant Expenses" means the costs of brokerage commissions, legal fees, fees to other outside consultants (and such other costs as provided for in the Budget) paid in connection with tenant leases of space in the Buildings.

            "Tenant Improvements" means tenant improvement work to be funded by Borrowers pursuant to the terms of the Budget in connection with tenant leases of space in the Buildings.

            "Tenant Work Allowances" means any allowances (including free rent periods) to be paid to the tenants of the Buildings by the Borrowers pursuant to any initial Lease, regardless of their intended purpose or use.

            "Term" has the meaning set forth in Section 2.8(a).

            "Termination Date" has the meaning set forth in Section 2.8(a).

            "Third Loan Year" means the twelve month period commencing on the second anniversary of the Commencement Date.

            "Title Insurer" means, collectively, First American Title Insurance Company of New York, Chicago Title Insurance Company, Commonwealth Land Title Insurance Company, Fidelity National Title Insurance Company of New York, Stewart Title Insurance Company of New York, Lawyers Title Insurance Corporation and Old Republic National Title Insurance Company of New York.

            "Title Policy" has the meaning set forth in Section 3.1(ee).

            "Transactions" means each of the transactions contemplated by the Loan Documents.

            "Transfer" means, without limitation, a sale, assignment, contribution, bequest, conveyance, transfer, disposition, mortgage, pledge, grant of security interest, hypothecation, or encumbrance whether by operation of law or otherwise.

            "1290 Allocated Loan Amount" has the meaning set forth in Section
2.1.

            "1290 Borrower" means 1290 Partners, L.P., a Delaware limited partnership, the owner of the fee simple title to the 1290 Property.

            "1290 Permitted Liens" means Permitted Liens that affect only the 1290 Property.

            "1290 Property" has the meaning ascribed to it in the Mortgage.

            "237 Park Allocated Loan Amount" has the meaning set forth in
Section 2.1.

            "237 Park Borrower" means 237 Park Partners, L.P., a Delaware limited partnership, the owner of the fee simple title to the 237 Park Property.

            "237 Park Permitted Liens" means Permitted Liens that affect only the 237 Park Property.

            "237 Park Property" has the meaning ascribed to it in the Mortgage.

            "UCC Searches" has the meaning set forth in Section 3.1(cc).

            "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

            "United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

            "Upper Tier LP" means 237/1290 Upper Tier Associates, L.P., a Delaware limited partnership, which is the five percent (5%) limited partner of the Lower Tier LP.

            "Warburg Note" means the promissory note in favor of O&Y Equity Corp., Olympia & York Holdings Corp. and Fame Associates, as tenants in common, made by E.M. Warburg Pincus & Co., Inc., dated August 20, 1985 in the original principal of $4,354,758.09.

      SECTION 1.2 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrowers' independent public accountants); provided that, if the Borrowers notify the Agent that the Borrowers wish to amend any covenant in Article V to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Agent notifies the Borrowers that the Required Lenders wish to amend Article

V for such purpose), then the Borrowers' compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrowers and the Required Lenders.


                               ARTICLE II

                               THE CREDITS

      SECTION 2.1 Commitments to Lend. Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make the Loan to Borrowers in accordance with the amount of its Commitment on the Closing Date. The Loan shall be in the principal amount of Four Hundred Twenty Million Dollars ($420,000,000) (the "Loan Amount") of which Two Hundred Fifty Million ($250,000,000) shall be allocated to the 1290 Property (the "1290 Allocated Loan Amount") and One Hundred Seventy Million ($170,000,000) shall be allocated to the 237 Park Property (the "237 Park Allocated Loan Amount"). The Loan shall be made from the several Lenders ratably in proportion to their respective Commitments. The proceeds of the Loan shall be disbursed to Borrowers on the Closing Date, subject to the provisions of this Agreement. The Loan will be evidenced by the Notes (as provided in Section 2.4) and secured by the Mortgage.

      SECTION 2.2 Method of Electing Interest Rates. (a) The Loan shall bear interest initially at the type of rate or rates specified by the Borrowers in the Initial Notice of Interest Rate Election delivered no less than three (3) Euro-Dollar Business Days prior to the Closing Date. Thereafter, the Borrowers may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article
VIII), as follows:

            (i) if such Loan Tranches are Alternate Base Rate Loans, the Borrowers may elect to convert such Loan Tranches to Euro-Dollar Loans as of any Euro-Dollar Business Day;

            (ii) if such Loan Tranches are Euro-Dollar Loans, the Borrowers may elect to convert such Loan Tranches to Alternate Base Rate Loans or elect to contin-ue such Loan Tranches as Euro-Dollar Loans for an additional Interest Period, in each case effective on the last day of the then current Interest Period applicable to such Loan Tranches.

Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Agent at least three (3) Euro-Dollar Business Days before the conversion or continuation selected in such notice is to be effective (unless the relevant Loan Tranches are to be continued as Alternate Base Rate Loans, in which case such notice shall be delivered to the Agent at least three
(3) Domestic Business Days before such continuation is to be effective). A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loan Tranches comprising such Group, (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each $5,000,000 or any larger multiple of $100,000, (iii) there shall be no more than six (6) Loan Tranches comprised of Euro-Dollar Loans outstanding at any time, (iv) no Loan Tranche may be continued as, or converted into, a Euro-Dollar Loan when any Event of Default has occurred and is continuing, and (v) no Interest Period shall extend beyond the Termination Date.

            (b) Each Notice of Interest Rate Election (including the Initial Notice of Interest Rate Election) shall specify:

            (i) the Group of Loans (or portion thereof) to which such notice applies;

            (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

            (iii) if the Loan Tranches comprising such Group are to be converted, the new type of Loan Tranches and, if such new Loan Tranches are Euro-Dollar Loans, the duration of the initial Interest Period applicable thereto; and

            (iv) if such Loan Tranches are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

            (c) Upon receipt of a Notice of Interest Rate Election from the Borrowers pursuant to subsection (a) above, the Agent shall promptly notify each Lender the same day as it receives such Notice of Interest Rate Election of the contents thereof and such notice shall not thereafter be revocable by the Borrowers. If the Borrowers fail to deliver a timely Notice of Interest Rate Election to the Agent for any Group of Euro-Dollar Loans, such Euro-Dollar Loans shall be converted into Alternate Base Rate Loans on the last day of the then current Interest Period applicable thereto.

      SECTION 2.3 Notice to Lenders; Funding of Loan.

            (a) The Agent shall give the Lenders not less than three (3) Domestic Business Days prior written notice of the Closing Date.

            (b) Not later than 12:00 Noon (New York City time) on the Closing Date, each Lender shall make available its Commitment, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 9.1. Unless the Agent determines that any applicable condition specified in Article III has not occurred, the Agent will make the funds (subject to the provisions of Section 2.1) so received from the Lenders available to the Borrowers at the Agent's aforesaid address on or before 1:00 P.M. (New York City time) on the Closing Date. Notwithstanding the foregoing, Agent hereby agrees to fund any Commitment not funded by any Lender on the Closing Date provided any applicable condition specified in Article III hereof has occurred.

      SECTION 2.4 Promissory Notes.

            (a) The Loan shall be evidenced by the Notes, each of which shall be payable to the order of each Lender for the account of its Applicable Lending Office in an amount equal to each such Lender's Commitment.

            (b) Upon receipt of each Lender's Note pursuant to Section 3.1(a), the Agent shall forward such note to such Lender. Each Lender shall record the date, amount, type and maturity of the portion of the Loan made by it and the date and amount of each payment of principal made by the Borrowers with respect thereto, and may, if such Lender so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Lender to make any such recordation or endorsement shall not affect the obligations of the Borrowers hereunder or under the Notes. Each Lender is hereby irrevocably authorized by the Borrowers so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

      SECTION 2.5 Maturity of the Loan. The Loan shall mature, and the outstanding principal balance thereof shall be due and payable, on the Termination Date.

      SECTION 2.6 Interest Rates.

            (a) Each Alternate Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Alternate Base Rate Loan is made until it becomes due, at a rate per annum equal to the Alternate Base Rate for such day. Such interest shall be payable for each Interest Period on the last Domestic Business Day thereof and, with respect to the principal amount of any Alternate Base Rate Loan converted to a Euro-Dollar Loan, on each date an Alternate Base Rate Loan is so converted, for the period through the day immediately preceding the date of such conversion. Any overdue principal of or interest on any Alternate Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 3% plus the Alternate Base Rate for such day.

            (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin plus the Adjusted London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable on the last Euro-Dollar Business Day of each Interest Period, except that with respect to any Interest Period that is longer than one month, interest shall be payable on the last Euro-Dollar Business Day of each one (1) month period. Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid, at a rate per annum equal to the sum of 3% plus the Alternate Base Rate for such date.

            "Euro-Dollar Margin" means 1.565%

            The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the product arrived at by multiplying the London Interbank Offered Rate applicable to such Interest Period by a fraction (expressed as a decimal, and hereinafter referred to as the "Euro-Dollar Reserve Percentage"), the numerator of which shall be the number one and the denominator of which shall be the number one minus the aggregate reserve percentages (expressed as a decimal) from time to time established by the Board of Governors of the Federal Reserve System of the United States and any other banking authority to which the Agent is now or hereafter subject, including, but not limited to any reserve on Eurocurrency Liabilities as defined in Regulation D of the Board of Governors of the Federal Reserve System of the United States at the ratios provided in such Regulation from time to time, it being agreed that each Euro- Dollar Loan shall be deemed to constitute Eurocurrency Liabilities, as defined by such Regulation, and it being further agreed that such Eurocurrency Liabilities shall be deemed to be subject to such reserve requirements without benefit of or credit for prorations, exceptions or offsets that may be available to the Agent from time to time under such Regulation and irrespective of whether the Agent actually maintains all or any portion of such reserve.

            The "London Interbank Offered Rate" applicable to a particular Interest Period shall mean a rate per annum equal to the rate for U.S. dollar deposits with maturities comparable to such Interest Period which appears on Telerate Page 3750 as of 11:00 a.m., London time, two (2) Euro-Dollar Business Days prior to the commencement of such Interest Period, provided, however, that if such rate does not appear on Telerate Page 3750, the "London Interbank Offered Rate" applicable to a particular Interest Period shall mean a rate per annum equal to the rate at which U.S. dollar deposits in an amount approximately equal to the applicable Euro-Dollar

Loan(s), and with maturities comparable to the last day of the Interest Period with respect to which such London Interbank Offered Rate is applicable, are offered in immediately available funds in the London Interbank Market to the London office of the Agent by leading banks in the Eurodollar market at 11:00 a.m., London time, two (2) Euro-Dollar Business Days prior to the commencement of the Interest Period to which such London Interbank Offered Rate is applicable.

            "Telerate Page 3750" means the display designated as "Page 3750" on the Associated Press-Dow Jones Telerate Service (or such other page as may replace Page 3750 on the Associated Press-Dow Jones Telerate Service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Banker's Association interest settlement rates for U.S. Dollar deposits). Any London Interbank Offered Rate determined on the basis of the rate displayed on Telerate Page 3750 in accordance with the provisions hereof shall be subject to corrections, if any, made in such rate and displayed by the Associated Press-Dow Jones Telerate Service within one hour of the time when such rate is first displayed by such Service.

            (c) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to Borrowers and the participating Lenders of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

      SECTION 2.7 Fees. All fees set forth in the Fee Letter shall be deemed to have been earned on the date set forth in the Fee Letter in accordance with the provisions thereof and shall be non-refundable. The obligation of Borrowers to pay such fees in accordance with the provisions of the Fee Letter shall be binding upon Borrowers regardless of whether the Loan is actually made. Except as set forth in the Fee Letter or as otherwise specifically set forth in this Agreement, the Mortgage, any other Loan Document or elsewhere in writing, there are no other fees payable by Borrowers in connection with the transactions contemplated hereby.

      SECTION 2.8 Amortization of Principal; Mandatory Termination or Prepayment of Loans.

            (a) The term (the "Term") of the Loan shall terminate on October 10, 2001 (the "Termination Date"). If the Loan is outstanding on the Termination Date, the same shall be due and payable (together with accrued interest thereon) on the Termination Date, and Borrowers shall repay the same in full.

            (b) Subject to the provisions of Section 2.11 hereof, commencing on the First Payment Date and continuing until the Termination Date, on each Payment Date, Borrowers shall make forty-eight (48) installments of principal in the applicable Monthly Amount. Each monthly installment of principal shall be due and payable on each Payment Date and shall be applied to the principal due hereunder as allocated in the definition of "Monthly Amount".

            (c) If a Termination Event or an Event of Default (as such terms are defined in the Swap Agreement) has occurred under the Swap Agreement, payments made by Borrowers to Agent hereunder shall be applied pro rata (based on the outstanding balances then due) (i) to the principal due hereunder and (ii) to the Counterparty for any payments due under the Swap Agreement as a result of such Termination Event or Event of Default.

            (d) Notwithstanding anything to the contrary contained in Section 2.8(b) above, in the event that any scheduled amortization payment required pursuant to Section 2.8(b) would, in the reasonable opinion of counsel to the Borrowers (which opinion may be based on financial projections provided by Borrowers and which are reasonably satisfactory to Agent), cause the Borrowers to fail to comply with the requirements of Section 857(a)(1)(A) of the Internal Revenue Code with respect to such fiscal year, the Borrowers shall be permitted, upon ten (10) Domestic Business Days prior written notice to the Agent, in lieu of making such scheduled amortization payment, to deliver to the Agent a Letter of Credit in the amount of such scheduled amortization payment (each such Letter of Credit, a "Principal Letter of Credit") which Principal Letter of Credit shall permit Agent to draw the entire amount of such Letter of Credit upon the earlier to occur of an Event of Default hereunder or the Termination Date and which Letter of Credit shall be appropriately reduced to reflect the release of either Property pursuant to Section 2.9(d). In the event that on any Payment Date, Borrowers shall deliver a Principal

Letter of Credit in lieu of making a scheduled amortization payment, the outstanding principal balance of the Loan shall not be reduced until such time as (i) provided an Event of Default is then occurring, the Agent draws the entire amount of such Principal Letter of Credit (which amounts may be applied at Agent's discretion to obligations other than the outstanding principal balance of the Loan, as provided in Section 6.2 hereof) or (ii) on any subsequent Payment Date, the Borrowers deliver immediately available funds to Agent in the face amount of such Principal Letter of Credit (in which event the Agent shall return such Principal Letter of Credit to the Borrowers).

            (e) If at any time from and after the Closing Date, Permitted Owners shall, in the aggregate, own less than thirty percent (30%) of the outstanding shares of common stock of the REIT, then, upon notice of such event by the Agent upon the written direction of the Required Lenders to the Borrowers, the Commitments shall terminate and the Borrowers shall be required to prepay the Loan and any other Obligations in their entirety on the Mandatory Prepayment Date as if the Mandatory Prepayment Date were the Termination Date (such event being a "Mandatory Prepayment Event"). The "Mandatory Prepayment Date" shall be the date which is 180 days after the Agent's notice provided, however, that if such condition shall not have occurred more than one prior time within the eighteen (18) month period prior to the Agent's notice thereof to the Borrowers, then the Mandatory Prepayment Event shall not be deemed to have occurred if Permitted Owners shall own not less than 30% of the REIT stock at any time prior to the expiration of such one hundred eighty (180) day period, in which event the Termination Date shall be reinstated as the maturity date of the Loan. The Borrowers shall make such prepayment on the Mandatory Prepayment Date together with interest accrued to the date of the prepayment on the principal amount prepaid together with all other Obligations. Notwithstanding the foregoing, the Mandatory Prepayment Date (as so extended, the "Extended Mandatory Prepayment Date") shall be extended for a period of ninety (90) days provided the Borrowers shall deliver to Agent prior to the Mandatory Prepayment Date a binding commitment (subject only to customary conditions) from one or more Institutional Lenders to refinance the Loan in its entirety, which commitment shall be satisfactory to Agent in its sole discretion. Notwithstanding anything to the con-trary contained herein, upon the third occurrence of a Mandatory Prepayment Event within any eighteen (18) month period, the Borrowers shall be required to prepay the Loan in its entirety on or before the Mandatory Prepayment Date, as such date may be extended for ninety (90) days as provided above, and the Borrowers shall have no right to cure such Mandatory Prepayment Event as provided above.

      SECTION 2.9  Optional Prepayments; Property Release.

            (a) The Borrowers may, upon at least five (5) Domestic Business Days' notice to the Agent, prepay, without premium or penalty, any Alternate Base Rate Loan in whole at any time, or from time to time in part, in amounts aggregating at least Five Hundred Thousand Dollars ($500,000), by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Alternate Base Rate Loans of the several Lenders included in such Borrowing and shall be applied in inverse order of maturity of such Loans pro rata to each of the 237 Park Allocated Loan Amount and the 1290 Allocated Loan Amount until such time as the Loan is repaid in full.

            (b) Subject to Section 2.11, Borrowers may, upon at least five (5) Euro-Dollar Business Days' notice to the Agent, prepay without premium or penalty, any Euro-Dollar Loan in whole at any time, or from time to time in part, in amounts aggregating at least Five Hundred Thousand Dollars ($500,000) by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment and Borrowers shall also pay any applicable expenses pursuant to Section 2.11. Each such optional prepayment shall be applied to prepay ratably the Euro-Dollar Loans of the several Lenders included in such borrowing and except as provided in Section 2.9(e), shall be applied in inverse order of maturity of such Loans pro rata to each of the 237 Park Allocated Loan Amount and the 1290 Allocated Loan Amount until such time as the Loan is repaid in full.

            (c) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Lender of the contents thereof and of such Lender's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by Borrowers.

            (d) Except as set forth in this Section 2.9(d), no repayment of principal of any Note shall cause, give rise to a right to require or otherwise result in, the release of the Lien of the Mortgage on any Property. The Borrowers may obtain the release (in whole, but not in part) of one of the Properties (as selected by Borrowers in their sole discretion) from the Lien of the Mortgage and the Assignment of Leases upon satisfaction of the applicable conditions in this Section 2.9(d) and each of the following conditions (such Property, the "Released Property"):

                  (i) immediately prior to and after giving effect to the proposed release, no Event of Default or Default pursuant to
                  Section 6.1(i) shall have occurred and be continuing or Mandatory Prepayment Event shall have occurred and be continuing;

                  (ii) not later than 12:00 Noon (New York City time) on the date of such release (any such date, the "Release Date"), the Borrowers deliver by wire transfer to the Agent, in Federal or other funds immediately available in New York City, the applicable Release Price together with all interest accrued and unpaid thereon;

                  (iii) not later than 12:00 Noon (New York City time) on the date of such release, the Borrowers shall deliver by wire transfer to the Agent, in Federal or other funds immediately available in New York City, any amounts due to the Agent and the Lenders pursuant to Section 2.11 together with any other fees and reasonable out-of pocket expenses (including Agent's reasonable attorneys' fees and disbursements) incurred in connection with such release then due and payable hereunder;

                  (iv) not later than fifteen (15) Domestic Business Days prior to the date of such release, a notice to the Agent specifying or including the following:

                        (A) the Property to be released;

                        (B) the Release Price;

                        (C) the date of the release (which shall be irrevocable);

                        (D) an Officer's Certificate certifying that the conditions under this Agreement to such release will be satisfied on the date of such release (which Officer's Certificate shall be updated and delivered to the Agent on the date of such release); (E) all documentation required to be delivered by this Agreement to Agent to effect such release, together with an Officer's Certificate certifying that such documentation (x) is in compliance with all Requirements (as defined in the Mortgage) and (y) will effect such release in accordance with the terms of this Agreement; and

                  (v) on the release date, the Borrowers shall deliver to the Agent a paid endorsement to the Title Policy confirming (in the Agent's sole satisfaction) that the release of the Released Property shall not affect the Lien of the Mortgage on the Property which is not released.

            In the event the Released Property is the 1290 Property, in addition to releasing the Lien of the Mortgage and the Assignment of Leases with respect to the 1290 Property, Agent shall also release (i) the 1290 Borrower with respect to the Notes and the other Loan Documents other than matters relating to the 1290 Property stated to survive the repayment of the Loan, (ii) the Lien of the Note Pledge with respect to the Robinson Note (and shall return the Robinson Note to the 1290 Borrower), (iii) any funds held in the Expiring Lease Costs Reserve Sub-Account (or Letters of Credit, if any, held in lieu of such funds) in excess of Six Million Dollars ($6,000,000), other than any Reserve Portion to be held in accordance with Section 2.9(e) hereof and (iv) any funds held in the Imposition Sub-Account and the Insurance Sub-Account (as such terms are defined in the Cash Collateral Agreement) relating to the 1290 Property.

            In the event the Released Property is the 237 Park Property, in addition to releasing the Lien of the Mortgage and the Assignment of Leases with respect to the 237 Park Property, Agent shall also release (i) the 237 Park Borrower with respect to the Notes and the other Loan Documents other than matters relating to the 237 Park Property stated to survive the repayment of the Loan, (ii) the Lien of the Note Pledge with respect to the Warburg Note (and shall return the Warburg Note to the 237 Park Borrower), (iii) any funds held in the Expiring Lease Costs Reserve Sub-Account (or Letters of Credit, if any, held in lieu of such funds) in excess of Nine Million Dollars ($9,000,000) and (iv) any funds held in the Imposition Sub-Account and the Insurance Sub-Account relating to the 237 Park Property.

            (e) In the event of a release of a Property pursuant to Section 2.9(d), the Release Price shall be applied as follows:

                  (i) Notwithstanding anything to the contrary contained herein, in the event the 1290 Property is the Property that is released from the Lien of the Mortgage, the Agent with the consent of the Required Lenders shall have the option, exercisable on the date of such release, to require that up to Ten Million Dollars ($10,000,000) of the Release Price (such amount, being the "Reserve Portion") be deposited into the Expiring Lease Costs Reserve Sub- Account of the Cash Collateral Account as additional collateral for the Loan, to be disbursed pursuant to the terms of the Cash Collateral Agreement.

            Notwithstanding the foregoing, in the event (A) such release is consummated either (x) prior to the third anniversary of the Closing Date or (y) subsequent to the date that the Expiring Lease Costs have been fully funded (as determined by the Agent in its sole discretion) or (B) at anytime after such release, the Expiring Lease Costs have been fully funded (as determined by the Agent in its sole discretion), provided no Event of Default has occurred and is then continuing, the remaining Reserve Portion shall be applied to the then outstanding Loan Amount; and

                  (ii) provided no Event of Default has occurred and is then continuing, the remaining Release Price (less the Reserve Portion, if any) shall be applied by the Agent to reduce the outstanding principal amount of the Loan in accordance with Section 2.10 of this Agreement.

            (f) Any amounts so prepaid pursuant to this Section 2.9 may not be reborrowed or reinstated.

      SECTION 2.10 General Provisions as to Payments.

            (a) The Borrowers shall make each payment of principal of, and interest on, the Loan not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 9.1. The Agent will distribute to each Lender on the same day as receipt its ratable share of each such payment received by the Agent for the account of the Lenders. Whenever any payment of principal of, or interest on, the Alternate Base Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

            (b) Unless the Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Lenders hereunder that the Borrowers will not make such payment in full, the Agent may assume that the Borrowers has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrowers shall not have so made such payment, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest there-on, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate.

      SECTION 2.11 Funding Losses. If the Borrowers make any payment of principal with respect to any Euro-Dollar Loan (pursuant to Sections 2.8, 2.9, Article VI or VIII or otherwise) on any day other than the last day of the Interest Period applicable thereto, or if the Borrowers fail to borrow or prepay any Euro-Dollar Loans after notice has been given to any Lender in accordance with Sections 2.3(a), 2.8 or 2.9, the Borrowers shall reimburse each Lender within fifteen (15) days after demand for any resulting loss or expense reasonably incurred by it as reasonably determined by such Lender, including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or conversion or failure to borrow or prepay, provided that such Lender shall have delivered to the Borrowers a certificate setting forth in reasonable detail the calculation as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

      SECTION 2.12 Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

      SECTION 2.13 Intentionally Omitted.

      SECTION 2.14      Cash Collateral Account.

            (a) Concurrently with the execution of this Agreement and the other Loan Documents, the Borrowers and the Agent are entering into the Cash Collateral Agreement. Commencing on the Closing Date and continuing throughout the Term, the Borrowers shall direct and cause all Tenants making payments under their Leases and all other Persons making payments to the Borrowers (other than capital contributions or loans made by the partners to the Borrowers), whether constituting rents, royalties, issues, profits, insurance proceeds (except as otherwise provided in the Mortgage), condemnation proceeds, refunds, rebates, escalations, option payments, applications of security deposits, collection proceeds and other payments of whatever type or nature, foreseen or unforeseen (collectively, "Rentals") whether such Rentals are in payment of past, present or future Rental obligations, to make such payments directly to the Agent for deposit in the Cash Collateral Account to be disbursed pursuant to the terms of the Cash Collateral Agreement.

            (b) Concurrently with the execution of this Agreement and the other Loan Documents, the Borrowers are delivering to the Agent for deposit in the Cash Collateral Account to be disbursed pursuant to the terms of the Cash Collateral Agreement any and all funds and to the extent not deposited for collection or negotiated, all checks, drafts and other instruments, in each case received on account of payments of Rentals which are in the Borrowers' possession or control whether or not such payments are for past (other than Rentals due prior to the Closing Date), present or future Rental obligations.

            (c) All disbursements from the Sub-Accounts (as defined in the Cash Collateral Agreement) established pursuant to the Cash Collateral Agreement shall be made in accordance with the terms of the Cash Collateral Agreement.

      SECTION 2.15 Expiring Lease Costs Reserve.

            (a) Commencing in the Fourth Loan Year, Borrowers shall deposit fifty percent (50%) of the Net Cash Flow for the first month thereof and for each month thereafter during the remainder of the Term into a reserve sub-account of the Cash Collateral Account (the "Expiring Lease Costs Reserve Sub-Account") on the fifteenth day of the next succeeding month; provided that if the fifteenth day of any month is not a Domestic Business Day, the next succeeding Domestic Business Day of such month, until the balance of the Expiring Lease Costs Reserve Sub-Account shall total Fifteen Million Dollars ($15,000,000) in the aggregate (subject to the terms of Section 2.9(d) hereof and the terms of the Cash Collateral Agreement). All amounts deposited into the Expiring Lease Costs Reserve Sub-Account shall be held in the Expiring Lease Costs Reserve Sub-Account pursuant to the terms of the Cash Collateral Agreement, as additional security for the Loan, and shall be disbursed by Agent only for such Expiring Lease Costs as have been approved by the Agent in its reasonable discretion or as otherwise provided in the Cash Collateral Agreement.

            (b) Notwithstanding the foregoing, the Borrowers shall have the right, in lieu of making the cash deposit required pursuant to Section 2.15(a) above, to deliver a Letter of Credit in the amount of 50% of the Net Cash Flow for such month and Borrowers may at any time during the Fourth Loan Year and the Fifth Loan Year, deliver to Agent a Letter of Credit in substitution for cash on deposit in the Expiring Lease Costs Reserve Sub- Account (each such Letter of Credit, a "Cash Flow Letter of Credit"), to be held as additional security for the Loan, which Cash Flow Letter of Credit shall permit Agent to draw the entire amount of such Cash Flow Letter of Credit upon the earlier to occur of an Event of Default hereunder, the Termination Date, or at such time as may be necessary to fund Expiring Lease Costs in accordance with the Cash Collateral Agreement. In the event that at any time during the Term, the Borrowers deliver funds to the Agent in the face amount of such Cash Flow Letter of Credit, provided no Event of Default has occurred and is then continuing, the Agent shall return such Cash Flow Letter of Credit to the Borrowers and shall deposit such funds into the Expiring Lease Costs Reserve Sub-account.


                               ARTICLE III

                               CONDITIONS

      SECTION 3.1 Closing. The closing hereunder shall occur on the date (the "Closing Date") when each of the following conditions is satisfied (or waived by the Agent), each document to be dated the Closing Date unless otherwise indicated:

            (a) each Borrower shall have executed and delivered to the Agent the Notes for the account of each Lender dated on or before the Closing Date complying with the provisions of Section 2.4;

            (b) the Borrowers shall have executed and delivered to the Agent the Mortgage;

            (c) each Borrower shall have executed and delivered to the Agent this Agreement;

            (d) each Borrower and each General Partner shall have executed and delivered to the Agent the Envi- ronmental Guaranty;

            (e) each Borrower shall have entered into the Swap Agreement with the Counterparty, for the Term;

            (f) each Borrower shall have executed and delivered to the Agent the Swap Pledge;

            (g) each Borrower shall have executed and delivered to Agent the Assignment of Leases and Rents;

            (h) each Borrower shall have executed and delivered to the Agent the Cash Collateral Agreement;

            (i) each Borrower shall have executed and delivered to the Agent the Note Pledge;

            (j) the Borrowers shall have delivered the original Pledged Notes to the Agent;

            (k) the Manager and each Borrower shall have executed and delivered to the Agent the Consent and Subordination of the Property Management Agreement;

            (l) the Asset Manager and each Borrower shall have executed and delivered to the Agent the Consent and Subordination of the Asset Management Agreement;

            (m) the Settlement Agreement, dated as of January 12, 1996 (the "Settlement Agreement") with respect to the disposition of the Properties to the Borrowers shall have been executed and delivered by all parties thereto and the Agent shall have received an unappealable order of the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") in form and substance reasonably satisfactory to the Agent approving the Settlement Agreement;

            (n) the Agent shall have received satisfactory executed estoppels (in a form previously approved by Agent) from all Tenants leasing in the aggregate 15,000 or more rentable square feet under one or more Leases;

            (o) the Agent shall have received executed subordination and attornment agreements (in a form previously approved by Agent) from the Tenants set forth in Exhibit H attached hereto;

            (p) the Agent shall have received an independent, third party "MAI" appraisal for the Properties, performed in compliance with FIRREA, acceptable to Agent in all respects, and stating an aggregate market value for the Properties of not less than $600,000,000 and Borrowers shall have paid all costs incurred in connection with such appraisal;

            (q) the Agent shall have received an opinion of Battle Fowler LLP, counsel for Borrowers, acceptable to the Agent, the Lenders and their counsel;

            (r) the Agent shall have received and approved all documents the Agent may reasonably request relating to the existence of Borrowers, the Lower Tier LP, the Upper Tier LP, the REIT and each General Partner, the authority for this Agreement and the other Loan Documents, and any other matters relevant hereto, all in form and substance reasonably satisfactory to the Agent; such documentation shall include, without limitation, the certificates of limited partnership and the partnership agreements of Borrowers, the Lower Tier LP and the Upper Tier LP, as amended, modified or supplemented prior to the Closing Date, certified to be true, correct and complete by the General Partners or the REIT, as applicable, as of a date not more than ten (10) days prior to the Closing Date, together with a good standing certificate from the Secretaries of State (or the equivalent thereof) of New York (other than with respect to the Upper Tier LP and the REIT) and Delaware and with respect to the REIT, Maryland, to be dated not more than ten (10) days prior to the Closing Date, the certificate of incorporation, and all amendments thereto, certified by the Secretary of State of the State of Delaware or Maryland, as applicable, and by-laws of each General Partner and the REIT certified by an officer thereof to be true and complete together with a certificate of the Secretary of State (or the equivalent thereof) of the State of Delaware or Maryland, as applicable, to the effect that such corporation is in good standing therein, and resolutions of the boards of directors of each General Partner and the REIT, authorizing the transactions contemplated hereby;

            (s) the Second Amended Joint Plan of Reorganization of 237 Park Avenue Associates, L.L.C. and 1290 Associates, L.L.C. (the "Debtors") and the Olympia & York Noteholders Ad Hoc Committee (the "Committee") shall have been amended to provide for Borrowers' agreement to assume the obligations of the Debtors and the Committee under the Fee Letter and the Commitment Letter or the Borrowers shall have otherwise agreed to assume the obligations of the Debtors and the Committee under the Fee Letter and the Commitment Letter;

            (t) the Agent shall have received an order of the Bankruptcy Court in form and substance reasonably satisfactory to the Agent approving the transactions and provisions of the Fee Letter and the Commitment Letter;

            (u) the Agent shall have received all certificates, agreements and other documents and papers referred to in this Section 3.1 and Section 3.2, unless otherwise specified, in sufficient counterparts, reasonably satisfactory in form and substance to the Agent;

            (v) the Agent shall have received and approved all information and documentation necessary to evidence the organization, ownership and structure of the REIT;

            (w) the Escrow Sub-Account (as defined in the Cash Collateral Agreement) shall have been funded in the amount of $5,508,000 in accordance with the terms of the Cash Collateral Agreement;

            (x) the Agent shall have received a copy of the Environmental Report (as hereinafter defined) and shall be reasonably satisfied that the Borrowers and the Properties are not subject to any present or contingent environmental liability which could have a Material Adverse Effect;

            (y) the Agent shall have received wire transfer instructions from Borrowers in connection with the Loan to be made on the Closing Date;

            (z) the Borrowers shall have entered into the Swap Agreement in form and substance reasonably satisfactory to Agent.

            (aa) the Agent shall have received copies of all material consents, licenses and approvals, if any, required as of the date hereof in connection with the execution, delivery and performance by the Borrowers, and the validity and enforceability, of the Loan Documents, or in connection with any of the transactions contemplated thereby, and such consents, licenses and approvals shall be in full force and effect;

            (bb) the Agent shall have received certificates of insurance satisfying insurance coverages, amounts and other requirements set forth in
Section 5 of the Mortgage;

            (cc) the Agent shall have received satisfactory reports of UCC (collectively, the "UCC Searches"), tax lien, judgment and litigation searches conducted by a search firm acceptable to the Agent with respect to the Properties, the Borrowers, the Upper Tier LP, the Lower Tier LP and the REIT in each of the locations reasonably specified by the Agent;

            (dd) the Borrowers shall have executed and delivered to the Agent UCC-1 financing statements, as debtor, naming the Agent as secured party;

            (ee) the Agent shall have received in form and substance satisfactory to the Agent a paid title insurance policy (the "Title Policy") on mortgagee's ALTA Form 1992 (with a New York rider) provided by each Title Insurer in such amounts as Agent shall reasonably approve, in the aggregate amount of the Loan, insuring the Mortgage as of the Closing Date to be a valid first lien on the Properties, free and clear of all defects and encumbrances except Permitted Liens. The Title Policy shall contain:

            (i) full coverage against mechanics' liens;

            (ii) no survey exceptions not theretofore approved by the Agent and its counsel; and

            (iii) such endorsements as Agent shall require, including but not limited to, endorsements with respect to extended coverage, comprehensive, survey, tax lot, variable rate, usury, doing business, tie-in, creditors' rights and first loss;

            (ff) the Agent shall have received a visually inspected and redated survey of the Properties acceptable to the Agent, certified to Borrowers, the Agent and Title Insurer in a form satisfactory to Agent;

            (gg) the Agent shall have received a copy of the Engineering Report (as hereinafter defined) with respect to the Properties, satisfactory to the Agent;

            (hh) all representations and warranties of Borrowers set forth herein shall be true and correct in all material respects;

            (ii) the Agent shall have received an Initial Notice of Interest Rate Election as required by Section 2.2;

            (jj) the Agent shall have received and ap- proved the Property Management Agreement;

            (kk) the Agent shall have received and ap- proved the Asset Management Agreement;

            (ll) the Agent shall have received all Leases and received and approved all Major Leases;

            (mm) the Agent shall have received a valid Certificate of Occupancy for each Property;

            (nn) the Agent shall have received the Budget;

            (oo) the Agent shall have received from the Borrowers executed notices to Tenants notifying the Tenants that all Rentals shall be deposited into the Collection Accounts; and

            (pp) no event shall have occurred which could have a Material Adverse Effect.

            The Agent shall promptly notify Borrowers and the Lenders of the Closing Date, and such notice shall be conclusive and binding on all parties hereto.

                               ARTICLE IV

                BORROWERS' REPRESENTATIONS AND WARRANTIES

            In order to induce the Agent and each of the other Lenders which may become a party to this Agreement to make the Loan, each Borrower makes the following representations and warranties as of the Closing Date. Such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the other Loan Documents and the making of the Loan.

      SECTION 4.1 Existence and Power.

            (a) Each Borrower is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware and has all powers and all material governmental licenses, authorizations, consents and approvals required to own its property and assets and carry on its business as now conducted, or as it presently proposes to conduct it as of the date hereof, and upon completion of its publication requirements (which Borrowers shall complete with diligence) will be duly qualified to do business and in good standing in the State of New York and in every other jurisdiction in which the failure to be so qualified and/or in good standing is likely to have a Material Adverse Effect.

            (b) Each General Partner is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware and has all powers and all material governmental licenses, authorizations, consents and approvals required to own its property and assets and carry on its business as now conducted, or as it presently proposes to conduct it as of the date hereof, and has been duly qualified to do business and is in good standing in the State of New York, and in every other jurisdiction in which the failure to be so qualified and/or in good standing is likely to have a Material Adverse Effect.

            (c) The REIT is a corporation duly formed, validly existing and in good standing under the laws of the State of Maryland and has all powers and all material governmental licenses, authorizations, consents and approvals required to own its property and assets and carry on its business as now conducted, or as it present-ly proposes to conduct it as of the date hereof, and has made application to qualify to do business in the State of New York (which the REIT will complete with due diligence) and is in good standing and in every other jurisdiction in which the failure to be so qualified and/or in good standing is likely to have a Material Adverse Effect.

            (d) The Lower Tier LP is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware and has all powers and all material governmental licenses, authorizations, consents and approvals required to own its property and assets and carry on its business as now conducted, or as it presently proposes to conduct it as of the date hereof, and upon completion of its publication requirements (which the Lower Tier LP shall complete with diligence) will be duly qualified to do business and is in good standing in the State of New York, and in every other jurisdiction in which the failure to be so qualified and/or in good standing is likely to have a Material Adverse Effect.

            (e) The Upper Tier LP is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware and has all powers and all material governmental licenses, authorizations, consents and approvals required to own its property and assets and carry on its business as now conducted, or as it presently proposes to conduct it as of the date hereof, and has been duly qualified to do business and is in good standing in every jurisdiction in which the failure to be so qualified and/or in good standing is likely to have a Material Adverse Effect.


      SECTION 4.2 Power and Authority.

      (a) Each Borrower has the full partnership power and authority to execute, deliver and carry out the terms and provisions of each of the Loan Documents applicable to such Borrower and has taken all necessary partnership action to authorize the execution and delivery on behalf of such Borrower and the performance by or on behalf of such Borrower of such Loan Documents. Each Borrower has duly executed and delivered each Loan Document applicable to such Borrower and each such Loan Document constitutes the legal, valid and binding obligation of such Borrower,

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



enforceable in accordance with its terms, except as enforceability may be limited by applicable insolvency, bankruptcy or other laws affecting creditors' rights generally or general principles of equity, whether such enforceability is considered in a proceeding in law or at law.

      (b) Each General Partner has the full corporate power and authority to execute, deliver and carry out the terms and provision of each of the Loan Documents applicable to such General Partner to which it is a party and has taken all necessary corporate action to authorize the execution and delivery on behalf of such General Partner and the performance by or on behalf of such General Partner of such Loan Documents. Each General Partner has duly executed and delivered each Loan Document applicable to such General Partner and each such Loan Document constitutes the legal, valid and binding obligation of such General Partner, enforceable in accordance with its terms, except as enforceability may be limited by applicable insolvency, bankruptcy or other laws affecting creditors' rights generally or general principles of equity, whether such enforceability is considered in a proceeding in law or at law.

      SECTION 4.3 No Violation. Neither the execution, delivery or performance by or on behalf of each Borrower of the Loan Documents, nor compliance by each Borrower with the terms and provisions thereof nor the consummation of the transactions contemplated by the Loan Documents (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality or (ii) will materially conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, the terms of any material indenture, mortgage, deed of trust, or other agreement or other instrument to which any Borrower (or of any partnership of which any Borrower is a partner) is a party or to such Borrower's knowledge by which it or any of its property or assets is bound or to which it is subject, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Loan Documents) upon any of the property or assets of a Borrower or (iii) will cause a default by any Borrower under its partnership agreement.

      SECTION 4.4 Intentionally Deleted.

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




      SECTION 4.5 Litigation. There is no action, suit or proceeding pending against, or to the knowledge of either Borrower threatened against or affecting,
(i) any Borrower, (ii) the Loan Documents or any of the transactions contemplated by the Loan Documents or (iii) either Property, before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could, individually, or in the aggregate materially adversely affect the business, financial position or results of operations of either Borrower or which in any manner draws into question the validity or enforceability of this Agreement or the other Loan Documents or the priority of the liens of the Mortgage, the Swap Pledge, the Note Pledge or the Cash Collateral Agreement.

      SECTION 4.6 Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could reasonably result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code, or
(iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

      SECTION 4.7 Environmental Compliance. To the best of each Borrower's knowledge, except as set forth in the Phase I Environmental Site Assessments prepared by AquaTerra, dated June 27, 1994, and the Phase I Environmental Site Assessment Updates prepared by AquaTerra, dated April 15, 1996 (with respect to the 237 Park Property), and April 16, 1996 (with respect to the 1290 Property), and delivered to the Agent with respect to the Properties (the "Environmental Report"), (i) there are in effect all Environmental Approvals which are required to be obtained under all Environmental Laws with respect to each Property, (ii) each Borrower is in compliance in all material respects with the terms and conditions of all such Environmental Approvals, and is also in compliance in all material respects with all other Environmental Laws or any plan, order, decree, judgment, injunction, notice or demand letter issued, entered or approved thereunder.

            Except as set forth in the Environmental Report, to the best knowledge of each Borrower:

            i) There are no Environmental Claims or investigations pending or threatened by any Governmental Authority with respect to any alleged failure by either Borrower to have any Environmental Approval required in connection with the conduct of the business of such Borrower on the applicable Property, or with respect to any generation, treatment, storage, recycling, transportation, Release or disposal of any Hazardous Substances generated by the Borrowers or any lessee on either Property;

            ii) No Hazardous Substance has been Released at either Property to an extent that it may reasonably be expected to have a Material Adverse Effect;

            iii) No PCB (in amounts or concentrations which exceed those set by applicable Environmental Laws) is present at either Property;

            iv) No friable asbestos is present at either Property;

            v) There are no underground storage tanks for Hazardous Materials, active or abandoned, at either Property;

            vi) No Environmental Claims have been filed with a Governmental Authority with respect to either Property, and neither Property is listed or proposed for listing on the National Priority List promulgated pursuant to CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up;

            vii) There are no Liens arising under or pursuant to any Environmental Laws on either Property, and no government actions have been taken or are in process which could subject either Property to such Liens; and

            viii) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or on behalf of, or which are in the possession of, any Borrower or any General Partner in relation to either Property which have not been made available to the Agent.

      SECTION 4.8 Taxes. Each Borrower has filed all United States Federal income tax returns and all other material tax returns which are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any assessment received by such Borrower, other than those that are reserved against in accordance with GAAP consistently applied and which are being contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of each Borrower in respect of taxes or other governmental charges are, in the opinion of each Borrower, adequate given the circumstances in which such items were taken or established, as the case may be.

      SECTION 4.9 Full Disclosure. To the knowledge of the Borrowers, all written information heretofore furnished by each Borrower and General Partner to the Agent or any Lender for purposes of or in connection with this Agreement or the Transactions is, and all such written information hereafter furnished by Borrowers or any General Partner to the Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is stated or certified. Each Borrower and each General Partner has disclosed to the Lenders in writing any and all facts known to it which materially and adversely affect or may materially and adversely affect the business, operations or financial condition of either Borrower or the ability of either Borrower to perform its respective obligations under this Agreement or the other Loan Documents.

      SECTION 4.10 Solvency. On the Closing Date and after giving effect to the transactions contemplated by the Loan Documents occurring on the Closing Date, each Borrower will be Solvent.

      SECTION 4.11 Use of Proceeds; Margin Regulations. All proceeds of the Loan will be used by the Borrowers only in accordance with the provisions hereof. No part of the proceeds of the Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of the Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations G, T, U or X of the Federal Reserve Board.

      SECTION 4.12 Governmental Approvals. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, any Loan Document or the consummation of any of the transactions contemplated thereby, other than those that have already been duly made or obtained and remain in full force and effect.

      SECTION 4.13 Investment Company Act; Public Utility Holding Company Act. Neither Borrower is (x) an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, (y) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (z) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

      SECTION 4.14  Single Purpose Entity. Each Borrower
and each General Partner is a Single Purpose Entity.

      SECTION 4.15 Patents, Trademarks, etc. Each Borrower has obtained and holds in full force and effect all patents, trademarks, servicemarks, trade names, copyrights and other such rights, free from burdensome restrictions, which are necessary for the operation of its business as presently conducted. To each Borrower's best knowledge, no material product, process, method, substance, part or other material presently sold by or employed by any Borrower in connection with such business infringes any patent, trademark, service mark, trade name, copyright, license or other such right owned by any other Person. There is not pending or, to each Borrower's best knowledge, threatened, any claim or litigation against or affecting any Borrower contesting its right to sell or use any such product, process, method, substance, part or other material.

      SECTION 4.16 Ownership of Property. The 1290 Borrower owns fee simple title to the 1290 Property, subject only to the 1290 Permitted Liens. The 237 Park Borrower owns fee simple title to the 237 Park Property, subject only to the 237 Park Permitted Liens.

      SECTION 4.17 No Default. No Event of Default exists under or with respect to any Loan Document and to the best knowledge of the Borrowers, no Default exists under or with respect to any Loan Document. No Borrower is in default beyond any applicable grace period under or with respect to any other material agreement, instrument or undertaking to which it is a party or to its knowledge by which it or any of its property is bound in any respect.

      SECTION 4.18 Licenses, etc. The 1290 Borrower has obtained and holds in full force and effect all franchises, licenses, permits, certificates, authorizations, registrations, qualifications, accreditations, easements, rights of way and other consents and approvals to own, use, occupy and operate the 1290 Property as a first-class office building with a retail component. The 237 Park Borrower has obtained and holds in full force and effect all franchises, licenses, permits, certificates, authorizations, registrations, qualifications, accreditations, easements, rights of way and other consents and approvals to own, use, occupy and operate the 237 Park Property as a first-class office building with a retail component.

      SECTION 4.19 Compliance With Law. Each Borrower and each Property are in compliance with all laws, rules, regulations, orders, judgments, writs and decrees, including, without limitation, all building and zoning ordinances and codes.

      SECTION 4.20 No Burdensome Restrictions. No Borrower is a party to any agreement or instrument or subject to any other obligation or partnership restriction, which, individually or in the aggregate, is likely to have a Material Adverse Effect.

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




      SECTION 4.21 Brokers' Fees. No Borrower has dealt with any broker or finder with respect to the transactions contemplated by the Loan Documents or otherwise in connection with this Agreement, and no Borrower has done any acts, had any negotiations or conversation, or made any agreements or promises which will in any way create or give rise to any obligation or liability for the payment by any Borrower of any brokerage fee, charge, commission or other compensation to any party with respect to the transactions contemplated by the Loan Documents, other than the fees payable hereunder.

      SECTION 4.22 Intentionally Omitted.

      SECTION 4.23 Insurance. Each Borrower currently maintains all insurance which is required to be maintained pursuant to the Mortgage.

      SECTION 4.24 Security Interests and Liens. The Mortgage, the Assignment of Leases and Rents, the Note Pledge, the Cash Collateral Agreement and the Swap Pledge create, as security for the Obligations, valid and enforceable security interests in and Liens on all of the Collateral in favor of the Agent as agent for the ratable benefit of the Lenders, and subject to no other Liens (except for Permitted Liens), except as enforceability may be limited by applicable insolvency, bankruptcy or other laws affecting creditors' rights generally, or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law. Such security interests in and Liens on the Collateral shall be superior to and prior to the rights of all third parties in the Collateral (except for Permitted Liens), and no further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens, other than the filing of continuation statements in accordance with applicable law.

      SECTION 4.25 Organizational Documents. The documents delivered pursuant to
Section 3.1(r) constitute, as of the Closing Date, all of the partnership agreements and other organizational documents (together with all amendments and modifications thereof) of each Borrower. The documents delivered pursuant to
Section 3.1(v) constitute, as of the Closing Date, all of the organizational documents (together with all amendments and modifications thereof) of the REIT. Each Borrower represents that it has delivered to the Agent true, correct and complete copies of each of the documents set forth in this Section 4.25.

      SECTION 4.26 Construction. To the extent that any Borrower or any Borrowers' contractors shall undertake to perform any construction of Tenant Improvements, such construction shall be performed in accordance with all Requirements.

      SECTION 4.27 Structural Defects and Violation of Law. To the best of each Borrower's knowledge and except as set forth in the structural and engineering report prepared by Merritt & Harris, dated July 12, 1996, and delivered to Agent with respect to the Properties (as supplemented or amended, the "Engineering Report"), there are no structural defects in either Building, neither Building is in violation of any Requirements, and the applicable Borrower's anticipated use of the Building owned by such Borrower will comply in all material respects with applicable zoning ordinances, regulations, and restrictive covenants affecting such Property.

      SECTION 4.28 Budget. The Budget presents and each Annual Budget will present, a reasonably full and complete representation of all costs, expenses and fees which the Borrowers, after diligent inquiry and analysis by the Borrowers, expect, as of the date such Annual Budget was prepared or revised, to pay or to become obligated to pay in connection with Capital Expenditures, the construction of the Tenant Improvements, demolition work, payment of Tenant Expenses, Tenant Allowances, Alterations (as defined in the Mortgage), operating expenses and interest and amortization on the Loan.

      SECTION 4.29 Principal Offices. The principal office, chief executive office and principal place of business of the Borrowers is c/o Victor Capital Group, L.P., 885 Third Avenue, New York, New York 10022.


                                ARTICLE V

                   AFFIRMATIVE AND NEGATIVE COVENANTS

            Each Borrower covenants and agrees that, so long as any Obligations remain unpaid:


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



      SECTION 5.1 Information. Each Borrower will deliver to Agent:

            (a) as soon as available and in any event within ninety (90) days after the end of each fiscal year of each Borrower, a balance sheet of each Borrower as of the end of such fiscal year and the related statements of cash flow and earnings for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, prepared and audited by Deloitte & Touche or such other independent public accountants of nationally recognized standing;

            (b) as soon as available and in any event within sixty (60) days after the end of each of the first three quarters of each fiscal year of each Borrower, a balance sheet of each Borrower as of the end of such quarter and the related statements of cash flow and earnings for such quarter and for the portion of each Borrower's fiscal year ended at the end of such quarter, setting forth in the case of such cash flow and earnings statements in comparative form the figures for the corresponding quarter and the corresponding portion of each Borrower's previous fiscal year, all certified as to fairness of presentation, GAAP and consistency by the chief financial officer or the chief accounting officer (or an equivalent officer) of the general partners of the Borrowers;

            (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officers or the chief accounting officers (or an equivalent officer) of the general partners of the Borrowers (i) stating whether any Default or Event of Default or Mandatory Prepayment Event exists on the date of such certificate and, if any Default, Event of Default or Mandatory Prepayment Event then exists, setting forth the details thereof and the action which the Borrowers are taking or proposes to take with respect thereto and (ii) representing (x) to the best of their knowledge, after due inquiry, that such financial statements fairly present the financial condition and the results of operations of each Borrower on the dates and for the periods indicated, on a GAAP basis, with respect to the Borrowers subject, in the case of interim financial statements, to normally recurring year-end adjustments, and (y) that such officers have reviewed the terms of the Loan Docu-ments and have made, or caused to be made under their supervision, a review in reasonable detail of the business and condition of the Borrowers during the period beginning on the date through which the last such review was made pursuant to this Section 5.1(c) (or, in the case of the first certification pursuant to this Section 5.1(c), the Closing Date) and ending on a date not more than ten (10) Domestic Business Days prior to the date of such delivery and that
(1) on the basis of such financial statements and such review of the Loan Documents, no Default, Event of Default or Mandatory Prepayment Event existed as of the date of said financial statements, and (2) on the basis of such review of the Loan Documents and the business and condition of Borrowers, to the best knowledge of such officers, no Default, Event of Default or Mandatory Prepayment Event under any other provision of Section 6.1 occurred or, if any such Default or Event of Default has occurred, specifying the nature and extent thereof and, if continuing, the action Borrowers propose to take in respect thereof.

            (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements that they have no actual knowledge that any Default or Event of Default existed on the date of such statements;

            (e) (i) within five (5) days after any Borrower obtains knowledge of any Default, Event of Default or Mandatory Prepayment Event, if such Default or Event of Default is then continuing, a notice from the chief financial officers or the chief accounting officers of the Borrowers setting forth the details thereof and the action which Borrowers are taking or propose to take with respect thereto; (ii) promptly and in any event within ten (10) days after any Borrower obtains knowledge thereof, notice of (x) any litigation or governmental proceeding pending or threatened against either Borrower or either Property which, if adversely determined, is likely to, individually or in the aggregate, result in a Material Adverse Effect, or (y) any other event, act or condition which is likely to result in a Material Adverse Effect and (iii) promptly and in any event within ten (10) days after any Borrower obtains knowledge thereof, copies of any notice received from the Manager with respect to any material violation of any Requirements;

            (f) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC, (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice, (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice, (iv) applies for a waiver of the minimum funding standard under
Section 412 of the Internal Revenue Code, a copy of such application, (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC, (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice, or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officers or the chief accounting officers of the Borrowers setting forth details as to such occurrence and action, if any, which any Borrower or applicable member of the ERISA Group is required or proposes to take;

            (g) promptly and in any event within five (5) Domestic Business Days after any Borrower obtains actual knowledge of any of the following events, a notice from such Borrower, executed by an officer of such Borrower, specifying the nature of such condition and such Borrower's or, if the such Borrower has actual knowledge thereof, the Environmental Affiliate's proposed initial response thereto: (i) the receipt by such Borrower, or, if the such Borrower has actual knowledge thereof, any of the Environmental Affiliates of any written communication, from a Governmental Authority that alleges that such Borrower, or, if such Borrower has actual knowledge thereof, any of the Environmental Affiliates, is not in compliance with applicable Environmental Laws, (ii) such Borrower shall obtain actual knowledge that there exists any Environmental Claim pending or threatened against such Borrower or any Environmental Affiliate, or (iii) such Borrower obtains actual knowledge of any release, emission, discharge or disposal of any Hazardous Substance that is likely to form the basis of any Environmental Claim against any Borrower or any Environmental Affiliate;

            (h) promptly and in any event within five (5) Domestic Business Days after receipt of any material notices or correspondence from any company or agent for any company providing insurance coverage to any Borrower relating to any material loss of any Borrower, copies of such notices and correspondence;

            (i) on or before the fifteenth (15th) day of January of each year during the Term, each Borrower shall deliver to the Agent the Annual Budget and a copy of the annual Leasing Guidelines (as defined in the Property Management Agreement) to be delivered by the Manager to the Borrowers pursuant to the terms of the Property Management Agreement for such Borrower's Property for the succeeding calendar year; each such Annual Budget shall be in substantially the same form as the Budget and will contain each Borrower's most accurate estimate of each budgeting item and only such contingencies and reserves as are reasonable under the applicable circumstances;

            (j) on or before the fifteenth (15th) day of each month during the Term, Borrower shall deliver to the Agent the following (the "Monthly Report") for the immediately preceding month: (i) an unaudited monthly operating statement prepared by the Property Manager, setting forth the Property Income and Property Expenses of Borrower for such month, including Capital Expenditures and Tenant Expenses, (ii) a rent roll for each Property, and (iii) a copy of each Lease entered into during such month; together with, a certificate from the chief financial officers or chief accounting officers (or equivalent officer) of each General Partner, certifying that such Monthly Report is true and correct and accurately reflects the status of each Property and commencing in the Fourth Loan Year, setting forth the calculations required to establish on a monthly basis Net Cash Flow to be reserved pursuant to Section 2.15(a);

            (k) as soon as available and in any event within fifteen (15) days after the end of each calendar quarter, the Borrowers shall deliver to Agent a leasing status report in the form attached hereto as Exhibit D;

            (l) on or before the fifteenth (15th) day of each month during the Term, and within five (5) Domestic Business Days after the Agent's request therefor, the Borrowers shall cause the REIT or the transfer agent for the REIT to deliver to the Agent a list of the then current shareholders of the REIT, indicating with respect to each shareholder, the number of outstanding shares owned by it;

            (m) at the request of Agent, copies of any plans and specifications for the Properties which the Borrowers or the Manager may possess; and

            (n) from time to time such additional information regarding the financial position or business of the Borrowers, including, without limitation, any reports and statements as shall be prepared by the Manager in accordance with Section 3.8 of the Property Management Agreement as the Agent, at the request of any Lender, may reasonably request.

      SECTION 5.2 Payment of Obligations. Subject to Borrowers' right to contest as set forth in the Mortgage, Borrowers will pay and discharge, at or before maturity, all its respective obligations and liabilities including, without limitation, any obligation pursuant to any agreement by which it or any of its properties is bound and any tax liabilities, except where such tax liabilities are being diligently contested in good faith by appropriate proceedings in accordance with the terms of the Mortgage, and will maintain, in accordance with GAAP consistently applied, appropriate reserves for the accrual of any of the same.

      SECTION 5.3 Maintenance of Property; Insurance.

            (a) Each Borrower will keep its respective Property in good repair, working order and condition, subject to casualty and ordinary wear and tear and in accordance with the provisions of the Mortgage.

            (b) Each Borrower shall (i) maintain insurance as specified in
Section 5 of the Mortgage with insurers
meeting the qualifications described therein, and (ii) furnish to Agent from time to time, upon written request, copies of the policies under which such insurance is issued, certificates of insurance and such other information relating to such insurance as Agent may reasonably request. Each Borrower will deliver to the Agent (x) full information as to the insurance carried, (y) within five (5) days of receipt of notice from any insurer, a copy of any notice of cancellation or material change in coverage from that then existing and (z) forthwith, notice of any cancellation or nonrenewal of coverage by any Borrower.

      SECTION 5.4 Conduct of Business and Maintenance of Existence. Each Borrower will continue to engage in business of the same general type as now conducted by each Borrower, and will preserve, renew and keep in full force and effect, its partnership existence and its respective rights, privileges and franchises necessary or desirable in the normal conduct of business.

      SECTION 5.5 Compliance with Laws. Each Borrower will comply in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws, and all zoning and building codes with respect to the Properties and ERISA and the rules and regulations thereunder), except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

      SECTION 5.6 Inspection of Property, Books and Records.

            (a) Each Borrower will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities, and, upon reasonable notice (except in connection with emergencies), will permit representatives of any Lender at such Lender's expense to visit and inspect the Properties and all materials furnished in or about the Buildings, and to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants, all at such reasonable times and during the business hours of the Borrowers and as often as may reasonably be desired.

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            (b) In addition to the rights granted to the Lenders and the Agent pursuant to Section 5.6(a), during any period that Net Cash Flow is to be deposited into the Expiring Lease Costs Reserve Sub-Account pursuant to Section 2.15(a), the Agent shall have the right to review and audit as often as the Agent reasonably deems necessary or desirable or at the request of the Required Lenders, at the Borrowers' sole cost and expense, all of the Borrowers' books, records, bank statements, files and any other accounting and other documents the Agent deems appropriate in order to confirm (i) the receipt by the Agent of the Net Cash Flow required to be deposited by Borrowers in accordance with the terms hereof and the Cash Collateral Agreement (ii) calculations and determinations of Net Cash Flow (including, without limitation, the computation of Property Expenses and Property Income).

      SECTION 5.7 Existence. Each Borrower shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its existence and (ii) its patents, trademarks, servicemarks, tradenames, copyrights, franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals necessary for the proper operation of the Properties.

      SECTION 5.8 Financial Covenants.

            (a) Negative Pledge. None of the Borrower, a General Partner, Lower Tier LP or the REIT will create, assume or suffer to exist any Lien on the Properties, the Leases or any other asset now owned or hereafter acquired by any Borrower or General Partner except for Permitted Liens and any encumbrances created by the Loan Documents in favor of the Agent and/or the Lenders.

            (b) Project Indebtedness. Neither Borrower shall, at any time, create, incur, assume, guaranty, suffer to exist or otherwise become or remain directly or indirectly liable with respect to any debt for borrowed money other than unsecured loans from partners.


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      SECTION 5.9 Restriction on Fundamental Changes.

            (a) Neither Borrower shall liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), discontinue its business or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or any substantial part of its business or property, whether now or hereafter acquired. Subject to Agent's consent rights pursuant to Section
5.20 hereof, nothing in this Section shall be deemed to prohibit the leasing of portions of the Buildings in the ordinary course of business for occupancy by the space tenants thereunder.

            (b) Neither Borrower shall amend its partnership agreement or other organizational documents in any material manner nor permit the partnership agreements of the Lower Tier LP or the Upper Tier LP nor the organizational documents of the REIT to be amended in any material manner without the consent of the Agent and the Required Lenders, not to be unreasonably withheld or delayed. For purposes hereof, "material manner" shall mean any amendment or modification to any such partnership agreement or other organizational document which would have a Material Adverse Effect.

            (c) Except as provided below, there shall be no Transfer of any direct or indirect beneficial ownership interest in (i) either Borrower as the same exists as of the date hereof or (ii) any of the partners of the Lower Tier LP or the Upper Tier LP, as the same exists as of the date hereof, or (iii) either General Partner as the same exists as of the date hereof or (iv) the REIT as the same exists as of the date hereof, without the consent of the Super Required Lenders which may be withheld or granted in their sole and absolute discretion. Notwithstanding the foregoing, however, no consent shall be required to a Transfer or any subsequent Transfer of (x) all or any portion of the limited partnership interests in the Upper Tier LP owned, as of the date hereof, by JMB/NYC Office Building Associates, L.P. or any interest therein or (y) any shareholder interests in the REIT, subject to the provisions of Section 2.8(e) or (z) the interest of the Upper Tier LP in the Lower Tier LP pursuant to
Section 12.2 of the Agreement of Limited Partnership of the Lower Tier LP or a similar transfer of such interest to or at the direction of the REIT.


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      SECTION 5.10 Sale of the Property. Subject to the provisions of Section
2.9(d), the Borrowers shall not sell or otherwise Transfer its interest in all or any part of the Properties; provided, however, that subject to the provisions of the Mortgage and Section 5.20 hereof, nothing in this Section shall be deemed to prohibit the leasing of portions of the Properties in the ordinary course of business for occupancy by the Tenants thereunder.

      SECTION 5.11 Changes in Business. The Borrowers shall not enter into any other business.

      SECTION 5.12 Fiscal Year; Fiscal Quarter. The Borrowers shall not change their respective fiscal years or any of their respective Fiscal Quarters except as required by law.

      SECTION 5.13 Margin Stock. None of the proceeds of the Loan will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any Margin Stock.

      SECTION 5.14 Payments. The Borrowers shall pay all reasonable costs and expenses required to satisfy the conditions of this Agreement and the closing of the Loan; without limiting the generality of the foregoing, the Borrowers shall pay: (i) all out-of-pocket expenses of the Agent (including reasonable fees and disbursements of Skadden, Arps, Slate, Meagher & Flom ("Skadden"), in connection with the preparation of this Agreement, the Loan Documents and the documents and instruments referred to therein, (ii) all fees payable to Agent in connection with the closing of the Loan pursuant to the Fee Letter, (iii) all taxes and recording expenses on the Mortgage, if any; (iv) all title insurance charges and premiums; (v) all costs of surveying the Properties; and (vi) all costs of procuring an appraisal and engineering and environmental reports, in all cases, as are required pursuant to this Agreement.

      SECTION 5.15 Single Purpose Entity. The Borrowers and each General Partner shall each remain a Single Purpose Entity.

      SECTION 5.16 Liability of Lenders. No Lender shall be liable in any event whatsoever for any injury or damage to any property or to any Person happening on, in

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or about the Properties or their appurtenances, or for any injury or damage to the Properties or to any property belonging to the Borrowers or any other Person which may arise from any cause whatsoever, unless such injury or damage is caused by the gross negligence or willful misconduct of such Lender.

      SECTION 5.17 Mechanics' Liens. If any mechanic's, public improvement, laborer's or materialmen's lien at any time shall be filed against either or both of the Borrower's interest in the Properties or any part thereof, then Borrowers, within forty-five (45) days after notice to the Borrowers of the filing thereof, shall cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise; provided, however, that Borrowers shall have the right to contest any such lien in accordance with the provisions of Section 7(c) of the Mortgage.

      SECTION 5.18 Intentionally Deleted.

      SECTION 5.19 Major Alterations.

            (a) The Borrowers shall not undertake any Major Alteration without the consent of the Agent, and with respect to any Major Alteration in which the aggregate estimated cost equals or exceeds $10,000,000, the consent of the Required Lenders, which consent shall not in each case be unreasonably withheld. The Borrowers shall deliver to the Agent no less than thirty (30) days prior to the commencement by the Borrowers of any Major Alteration, a written request for the Agent's or, if applicable, the Required Lender's, consent to such proposed Major Alteration together with (collectively, a "Major Alteration Package"):

                  (i) complete final plans and specification prepared by an architect (or engineer where applicable) licensed in the State and City of New York (which architect or engineer shall reasonably satisfactory to the Agent);

                  (ii) a signed estimate prepared and signed by the supervising architect;


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                  (iii) a proposed budget certified as true, correct and
                  complete by an officer of the Borrowers; and

                  (iv) such additional information as the Agent shall reasonably request.

Within thirty (30) days after the Agent shall have received a Major Alteration Package, the Agent or, if applicable, the Required Lenders, shall either consent or refuse to consent to such Major Alteration. If the Agent or, if applicable, the Required Lenders, shall refuse to consent to any proposed Major Alteration, the Agent shall set forth in reasonable detail the reasons for such refusal. If the Agent shall fail to respond within such thirty (30) day period, Borrowers may notify the Agent of such failure, specifying that the failure to respond within three (3) Domestic Business Days thereafter will be deemed to be consent hereunder, and if the Agent shall fail to respond within three (3) Domestic Business Days after receipt of such second notice, the Agent or, if applicable, the Required Lenders, shall be deemed to have consented to such proposed Major Alteration.

            (b) The Borrowers shall not commence any Major Alteration prior to the delivery by Borrowers to the Agent of the following:

                  (i)  evidence of the Borrowers' receipt of
                  all applicable governmental approvals
                  required in connection with such Major
                  Alteration;

                  (ii)  copies of all permits, contracts,
                  purchase orders or work orders relating to the Major Alteration; and

                  (iii) for any Major Alteration costing in excess of $750,000, a payment and performance bond and/or guaranty for the payment for and completion of the Major Alteration in an amount equal to not less than 110% of the supervising architect's estimate of the entire cost of completing such Major Alteration or other evidence satisfactory to Agent as to adequate reserves for the payment for and completion of such Major Alteration.

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            (c) After the completion of a Major Alteration, the Borrowers shall promptly (but in no event later than thirty (30) days after the completion of such Major Alterations) deliver to the Agent the following:

                  (i) a certificate of the supervising architect certifying that the Major Alterations have been satisfactory completed substantially in accordance with the approved plans and specifications; and

                  (ii) waivers of lien executed by all contractors providing labor, materials or services with respect to the Major Alterations.

      SECTION 5.20 Leases. (a) The Borrowers shall not enter into, renew (except pursuant to renewal rights contained in existing Major Leases), terminate or amend (other than as required by a Lease, e.g. confirming delivery or commencement dates, etc.) in any material respect any Major Lease after the date hereof without first obtaining the prior written consent of the Required Lenders, which consent shall not be unreasonably withheld or delayed, provided that each Major Lease entered into after the date hereof shall contain such subordination and attornment provisions as are required by the Mortgage. Prior to entering into any Major Lease (or a renewal (except pursuant to renewal rights contained in then existing Major Leases), material amendment or termination thereof), the Borrowers shall deliver to the Agent the following (collectively, the "Major Lease Term Sheet Package"): (i) a final term sheet in a form reasonably acceptable to Agent (the "Major Lease Term Sheet") containing all the material terms of the proposed Major Lease, including, without limitation, the identity of the proposed tenant and (ii) such information with respect to the prospective Tenant as shall permit the Agent to assess such proposed Tenant's business, character and creditworthiness. Agent shall promptly upon receipt deliver a copy of any Major Lease Term Sheet Package to each Lender. Within fifteen (15) Domestic Business Days after the Agent shall have received a Major Lease Term Sheet Package, the Required Lenders shall either consent or refuse to consent to such Major Lease Term Sheet. If the Required Lenders shall refuse to consent to any proposed Major Lease Term Sheet, the Agent shall promptly forward to the Borrowers in reasonable detail the reasons

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for such refusal. If the Agent shall fail to respond within such fifteen (15)
Domestic Business Day period, Borrowers may notify the Agent of such failure and if the Agent shall fail to respond within three (3) Domestic Business Days after receipt of such second notice, the Required Lenders shall be deemed to have not consented to such proposed Major Lease Term Sheet. If the Required Lenders shall approve the Major Lease Term Sheet, Borrowers shall deliver to Agent the first draft of the proposed Major Lease and all subsequent drafts of such proposed Major Lease. Within seven (7) Domestic Business Days after the Agent shall have received the final draft of the proposed Major Lease, provided such final draft is on substantially the same economic terms as the approved Major Lease Term Sheet, Agent only (without the Required Lenders) shall either consent or refuse to consent to such Major Lease. If the Agent shall refuse to consent to any proposed Major Lease, it shall set forth in reasonable detail its reasons for such refusal, which may not be terms which were approved in the Major Lease Term Sheet. If the Agent shall fail to respond within such seven (7) Domestic Business Day period, Borrowers may notify the Agent of such failure and if the Agent shall fail to respond within three (3) Domestic Business Days after receipt of such second notice, the Agent shall be deemed to have not consented to such proposed Major Lease. If Borrowers fail to deliver drafts of a proposed Major Lease as aforesaid, the foregoing seven (7) Domestic Business Day period shall be increased to fifteen (15) Domestic Business Days.

            (b) All Leases (regardless of whether it is a Major Lease) shall (i) be on commercially reasonable terms, (ii) provide for market rents (which shall be determined taking into account the applicable operating expense and real estate tax provisions, Tenant Work Allowance, Tenant Expenses and free rent), and contain normal and customary subordination and attornment provisions as required by the Mortgage. Agent shall deliver its customary form of subordination, non-disturbance and attornment agreement to Major Lease Tenants and certain other Tenants at Agent's reasonable discretion.

      SECTION 5.21 Construction Consultant. If the Agent shall so elect, the Agent may retain, at the Borrowers' expense, a construction consultant to review plans and specifications submitted to it pursuant to Section 5.19.


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      SECTION 5.22 Property Manager. The Borrowers shall not retain any manager for the Property other than Tishman Speyer Properties, L.P. or any affiliate thereof without the prior written consent of the Required Lenders. Agent's consent shall be required if a controlling interest in such entity is transferred, sold or otherwise conveyed unless one or more of the current senior management personnel of such entity shall continue to control the policy and managerial decisions of such entity. Notwithstanding the foregoing, no Default shall exist hereunder if Agent denies its consent to any such change of control if Manager continues to manage the Properties pending approval of a replacement manager and during any such transition period, provided that Borrowers are diligently seeking a replacement manager and shall have entered into an agreement with an approved replacement manager within sixty (60) days.

      SECTION 5.23 Leasing Agent. The Borrowers shall not retain any leasing agent for either of the Properties other than Tishman Speyer Properties, L.P. or any affiliate thereof without the prior written consent of the Required Lenders. Agent's consent shall be required if a controlling interest in such entity is transferred, sold or otherwise conveyed unless one or more of the current senior management personnel of such entity shall continue to control the policy and managerial decisions of such entity. Notwithstanding the foregoing, no Default shall exist hereunder if Agent denies its consent to any such change of control if the current leasing agent continues to lease the Properties pending approval of a replacement leasing agent and during any such transition period, provided that Borrowers are diligently seeking a replacement leasing agent and shall have entered into an agreement with an approved replacement leasing agent within sixty (60) days.

      SECTION 5.24 Asset Manager. Neither the Borrowers nor the REIT shall retain an asset manager for either of the Properties other than 970 Management LLC without the prior written consent of the Required Lenders. Any change of control relating to the direct or indirect ownership of such entity shall require the prior written consent of the Agent and the Required Lenders hereunder. Notwithstanding the foregoing, no Default shall exist hereunder if Agent denies its consent to any such change of control if the current asset manager continues to perform services under the Asset Management Agreement

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pending approval of a replacement asset manager and
during any such transition period.

      SECTION 5.25 Material Contracts. Neither the Borrowers nor the REIT shall enter into any Material Contract or modify any material term of or renew (other than in accordance with the terms thereof) any Material Contract without the prior written consent of the Agent if such modification or renewal would cause a Material Adverse Effect.

      SECTION 5.26 Security Deposits. Borrowers shall within five (5) Domestic Business Days after the Closing Date establish an account or accounts with Agent and deposit therein all security deposits held by Borrowers in connection with the Property. Borrowers shall maintain such account or accounts with Agent or such other commercial bank at which the Cash Collateral Account may be maintained and deposit therein all security deposits received by Borrowers during the Term.


                               ARTICLE VI

                            EVENTS OF DEFAULT

      SECTION 6.1 Events of Default. The following shall each constitute an event of default (an "Event of Default") under this Agreement, the Mortgage and the other Loan Documents:

            (a) the Borrowers shall fail to pay within three (3) Domestic Business Days after the same is due and telephonic notice has been delivered during normal business hours on a Domestic Business Day, whether received or not, to three (3) designated representatives of Borrowers at designated telephone numbers (as indicated in Section 9.1 hereof) (i) any payment of interest or principal on the Loan or (ii) any reserve amounts, fees or any other amounts payable hereunder, under the Fee Letter or any other Loan Document (for which no specific grace period is provided therein), including, without limitation, Section 3(i)(iv) of the Cash Collateral Agreement;

            (b) the Borrowers shall fail to observe or perform any covenant contained in Sections 5.3(b)(i), 5.4, 5.9, 5.10, 5.11, 5.13, 5.15, 5.17 or 5.20;


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            (c) the Borrowers shall fail to observe or perform any covenant contained in Sections 5.1, 5.6, 5.7(i), 5.8, 5.8, 5.22, 5.23, 5.24 or 5.25 and
such failure continues for ten (10) Domestic Business Days after written notice thereof has been given to the Borrowers by the Agent;

            (d) the Borrowers shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) or (c) above) for thirty (30) days after written notice thereof has been given to the Borrowers by the Agent; provided, however, that if such Default is susceptible of cure but cannot reasonably be cured within thirty (30) days after notice from the Agent and provided further that the Borrowers shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for the Borrowers in the exercise of due diligence to cure such Default (but in no event longer than one hundred twenty (120) days);

            (e) the Borrowers shall fail to correct any representation, warranty, certification or statement made by the Borrowers in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement which shall prove to have been incorrect in any material respect when made (or deemed made) for ten (10) days after written notice thereof has been given to the Borrowers by the Agent;

            (f) an Event of Default (as defined therein) shall have occurred and be continuing under the Mortgage;

            (g) a default shall occur beyond any applica- ble notice and cure period and be continuing under any Loan Document;

            (h) either Borrower shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced

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



against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

            (i) an involuntary case or other proceeding shall be commenced against either Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days, or an order for relief shall be entered against such Borrower under the Federal bankruptcy laws as now or hereafter in effect;

            (j) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $1,000,000 which it shall have become liable to pay under Title IV of ERISA and for which Borrowers could become liable and such amount or amounts are not paid within ten (10) days after any member of the ERISA Group has first received any notice of such failure, or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing, or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan, or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated and for which Borrowers could become liable, or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $1,000,000 and for which Borrowers could become liable;

            (k) one or more final nonappealable judgments or decrees in an aggregate amount of Five Million Dollars ($5,000,000) or more shall be entered by a court or courts of competent jurisdiction against either Borrower and any such judgments or decrees shall not be stayed,

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



discharged, paid, bonded or vacated within ten (10) days after entry of filing thereof;

            (l) (i) an action shall have been instituted with respect to any Environmental Claim against either Borrower or any Environmental Affiliate or any Property and the same shall not have been dismissed within ninety (90) days,
(ii) any release, emission, discharge or disposal of any Hazardous Substance shall have occurred, and such event is reasonably likely to form the basis of an Environmental Claim against either Borrower or any Environmental Affiliate or either Property and has not been remedied within the time period provided in
Section 6.1(d) hereof or (iii) either Borrower or the Environmental Affiliates shall have failed to obtain any Environmental Approval necessary for the ownership, or operation of its business, property or assets or any such Environmental Approval shall be revoked, terminated, or otherwise cease to be in full force and effect and not cured within the time period provided in Section 6.1(d) hereof, in each of clauses (i) through (iii), if the existence of such condition has had or is reasonably likely to have a Material Adverse Effect;

            (m) the Mortgage or any other Loan Document shall for any reason cease to be effective or cease to be a legally valid, binding and enforceable obligation of either Borrower in all material respects, or shall cease to give the Agent the Liens, and the material rights, powers and privileges purported to be created thereby, including, without limitation, a perfected security interest in, and Lien on, all of the Collateral in accordance with the terms thereof, prior to all other Liens other than the Permitted Liens;

            (n) the Cash Collateral Agreement shall for any reason cease to be in full force and effect, or shall cease to give the Agent the Liens, and the material rights, powers and privileges purported to be created thereby including, without limitation, an exclusive, perfected first priority security interest in, and Lien on, all of the Collateral in accordance with the terms thereof, prior to all other Liens, or the legality, validity or enforceability thereof shall be contested by either Borrower; or

            (o) the occurrence of any event which results in a Material Adverse Effect, as reasonably determined by the Agent.

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      SECTION 6.2 Rights and Remedies.

            (a) Upon the occurrence of (i) any Event of Default described in Sections 6.1(h) or 6.1 (i), or (ii) the occurrence of a Mandatory Prepayment Event beyond the Mandatory Prepayment Date or Extended Mandatory Prepayment Date, as applicable, the unpaid principal amount of, and any and all accrued interest on, the Loan and any and all accrued fees and other Obligations hereunder shall automatically become immediately due and payable, with all additional interest from time to time accrued thereon and without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by the Borrowers, and upon the occurrence and during the continuance of any other Event of Default, the Agent may and, upon the written direction of the Required Lenders, shall (provided that until the Agent receives such written direction, it may, but shall not be obligated to, take such action, or refrain from taking such action with respect to such Event of Default as it shall deem advisable in its sole discretion to preserve any right or claim of the Lenders hereunder or under any other Loan Document or to protect the Collateral), by written notice to the Borrowers, declare the unpaid principal amount of, and any and all accrued and unpaid interest on, the Loan and any and all accrued fees and other Obligations hereunder to be, and the same shall thereupon be, immediately due and payable with all additional interest from time to time accrued thereon and without presentation, demand, or protest or other requirements of any kind other than as provided in the Loan Documents (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by Borrowers.

            (b) In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal amount of the Loan and overdue interest in respect of the Loan, shall bear interest, on demand, for each day until paid or such Event of Default is cured at a rate per annum equal to the sum of the Alternate Base Rate for such day and three percent (3%).

            (c) In addition to any other rights or reme- dies available to it under the Mortgage, to the extent

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



permitted by law, the Agent or its designees shall be entitled to enter into possession of either or both of the Properties and perform any and all work and labor necessary to complete Tenant Improvement Work (to the extent either Borrower previously was responsible for same) or employ watchmen to protect the Properties and the Improvements; all sums expended by the Agent for such purposes (including, without limitation, payment to any contractors initially hired by Borrowers) shall be deemed to have been advanced to Borrowers pursuant to the provisions hereof and secured by the Mortgage. For this purpose, each Borrower hereby constitutes and appoints the Agent its true and lawful attorney-in-fact with full power of substitution, to the extent permitted by law, and hereby empowers said attorney or attorneys as follows: to use any funds of Borrowers for the purpose of meeting any costs incurred with Tenant Improvement Work; to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for said purposes; to pay or bond all existing bills and claims which are or may be liens against the Properties other than Permitted Liens or may be necessary for the completion of any Tenant Improvement Work or the clearance of title; to execute all applications and certificates in the name of Borrowers which may be required by any construction contract; and to do any and every act with respect to any construction which Borrowers may do in their own behalf, all only to the extent required to preserve and protect the Properties and the Lien created by the Loan Documents. It is understood and agreed that this power of attorney is and shall be deemed to be a power coupled with an interest which cannot be revoked. Said attorney-in-fact shall also have power to prosecute and defend all actions or proceedings in connection with the construction on the Properties and to take such action and require such performance as is deemed necessary.

            (d) Notwithstanding anything contained herein to the contrary, the Lenders may not individually and other than through the Agent (or through a court order directing the Agent or another party on behalf of the Agent) declare a default, accelerate the Loan, institute any proceedings against Borrowers or exercise any remedies hereunder other than in connection with any bankruptcy proceedings or otherwise to the extent necessary to preserve the right of any Lender to exercise any right or claim it may have hereunder or under any other Loan Document.

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




      SECTION 6.3 Notice of Default. If the Agent shall not already have given any notice to the Borrowers under Section 6.1, then the Agent shall give notice to the Borrowers under Section 6.1 promptly upon being requested to do so by the Required Lenders and shall thereupon notify all the Lenders thereof.


                               ARTICLE VII

                                THE AGENT

      SECTION 7.1 Appointment and Authorization. Each Lender irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. Only the Agent (and not one or more of the Lenders) shall have the authority to deal directly with the Borrowers under this Agreement and the Loan Documents and each Lender acknowledges that all notices, demands or requests from such Lender to Borrowers must be forwarded to the Agent for delivery to the Borrowers. Each Lender acknowledges that Borrowers have no obligation to act or refrain from acting on instructions or demands of one or more Lenders absent written instructions from the Agent in accordance with its rights and authority hereunder.

      SECTION 7.2 Agent and Affiliates. The Chase Manhattan Bank as a Lender shall have the same rights and powers under this Agreement as any other Lender and may exercise or refrain from exercising the same as though it were not the Agent, and The Chase Manhattan Bank and its affiliates (as well as each Lender and its affiliates) may accept deposits from, lend money to, and generally engage in any kind of business with the Borrowers or any Subsidiary or affiliate of the Borrowers, as if it were not the Agent hereunder, and the term "Lender" and "Lenders" shall include The Chase Manhattan Bank in its individual capacity for so long as The Chase Manhattan Bank shall hold any interest in the Loan.

      SECTION 7.3 Action by Agent. The obligations of the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided

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in Article VI. The Agent shall not have by reason of the execution and delivery of the Loan Documents, the performance of any of its obligations thereunder, or by the use of the term "Agent", a fiduciary relationship in respect of any Lender or any Borrowers. Agent shall perform its duties hereunder in accordance with the same standard of care as that customarily exercised by the Agent with respect to the administration of loans held entirely for its own account.

      SECTION 7.4 Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for the Borrowers), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

      SECTION 7.5 Liability of Agent. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable to the Lenders for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Lenders or if required hereby, the Super Required Lenders or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrowers; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the other Loan Documents or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed in good faith by it to be genuine or to be signed by the proper party or parties.

      SECTION 7.6 Indemnification. Each Lender shall, ratably in accordance with its Commitment, indemnify the Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrowers as may be required under this

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Agreement) against any reasonable cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct and except for the outstanding principal amount of the Loan and the interest accrued thereon) that such indemnitees may suffer or incur in connection with this Agreement, the other Loan Documents or any action taken or omitted by such indemnitees hereunder.

      SECTION 7.7 Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

      SECTION 7.8 Successor Agent. The Agent may resign at any time by giving twenty (20) Domestic Business Days' notice thereof to the Lenders and the Borrowers. Furthermore, in the event that at any time The Chase Manhattan Bank ("Chase") is the Agent and Chase assigns its entire interest as a Lender hereunder to an Assignee as permitted by Section 9.6(c) hereof, which Assignee is not an affiliate of Chase, then Chase shall offer to resign as Agent, which resignation shall become effective only if the Required Lenders accept such resignation in writing within twenty (20) Domestic Business Days after it has been tendered by Chase. If the Required Lenders do not timely accept such resignation, then the resignation offer shall be deemed to be withdrawn and Chase shall continue as Agent pursuant to the terms hereof. Upon any resignation by the Agent, the Required Lenders shall have the right to appoint a successor Agent upon prior notice to Borrowers; provided, however, that if no Event of Default has occurred and is continuing hereunder, the appointment of such successor Agent shall require the prior approval of the Borrowers, which approval shall not be unreasonably withheld or delayed. If no successor Agent shall have been so appointed by the Required Lenders (and, if applicable, reasonably consented to by Borrowers), and shall have accepted such appointment, within thirty (30) days after the retiring Agent gives notice of resignation, then the retiring Agent may, on

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behalf of the Lenders, upon prior notice to Borrowers, appoint a successor
Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof or under the laws of any other country that is a member of the OECD (so long as such Lender is acting through a branch or agency located in the United States) and having a combined capital and surplus of at least $500,000,000 and total assets of at least $25,000,000,000 and experienced in the administration of loans secured by similar collateral; provided, however, that if no Event of Default has occurred and is continuing hereunder, the appointment of such successor Agent shall require the prior approval of the Borrowers, which approval shall not be unreasonably withheld or delayed. Upon the acceptance of its appointment as the Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent; provided, however that to the extent that Agent is liable for any gross negligence or willful misconduct prior to Agent's resignation hereunder such liability will survive Agent's resignation.

      SECTION 7.9 Documents. Agent shall promptly deliver to each of the Lenders copies of any and all documents, reports or other materials or notices delivered to Agent by Borrowers that the Lenders are required to receive under Loan Documents or any other material documents or notices delivered to Agent by Borrowers or notices sent to Borrowers by Agent, including, without limitation any default notice, pursuant to the terms hereof. In addition, Agent shall promptly notify Lenders in writing of any Default or Event of Default promptly after obtaining actual knowledge thereof.

      SECTION 7.10 Decisions. (a) The Agent or any Lender may request a decision, consent, waiver approval or other action (collectively, "Decisions") at any time by making a request for such Decision in writing to each of the Lenders and delivering the same to each of the Lenders in the manner specified in Section 9.1 herein. Such request shall (i) contain an adequate description of the Decision being requested and (ii) specify the reasons for such request.

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                  (b) Such Decision may also be requested by telephone requests therefor to each of the Lenders and the Decision thus requested shall be deemed made if the Lender or the Agent requesting the same has received written approval for such Decision from the Required Lenders.

                  (c) If the Properties are foreclosed pursuant to the direction of the Required Lenders, then after payment of all costs and expenses of foreclosure and collection, the Agent shall remit to each of the Lenders such Lender's percentage of all net proceeds received by the Agent as a consequence of such foreclosure proceeding. If the Agent acquires the Properties through foreclosure, deed in lieu of foreclosure or otherwise, each of the Lenders shall have an undivided interest in the Properties equal to such Lender's proportionate interest in the Loan, notwithstanding the fact that title will be taken in the name of the Agent alone.


                              ARTICLE VIII

                         CHANGE IN CIRCUMSTANCES

      SECTION 8.1 Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Euro-Dollar
Borrowing:

            (a) the Agent is advised by the Euro-Dollar Reference Bank that deposits in dollars (in the applicable amounts) are not being offered to the Euro-Dollar Reference Bank in the relevant market for such Interest Period, or

            (b) Lenders having 50% or more of the aggregate amount of the Commitments advise the Agent that the Adjusted London Interbank Offered Rate, as determined by the Agent, will not adequately and fairly reflect the cost to such Lenders of funding their Euro-Dollar Loans for such Interest Period, the Agent shall forthwith give notice thereof to the Borrowers and the Lenders, whereupon until the Agent notifies the Borrowers that the circumstances giving rise to such suspension no longer exist, the obligations of such Lenders to make Euro-Dollar Loans shall be suspended.

      SECTION 8.2 Illegality. If, on or after the date of this Agreement, the adoption of any applicable law,

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rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Lender (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans (a "Euro Dollar Illegality Event") and such Lender shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Lenders and the Borrowers whereupon until such Lender notifies the Borrowers and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Euro-Dollar Loans shall be suspended. With respect to Euro-Dollar Loans, before giving any notice to the Agent pursuant to this Section, such Lender shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. If such notice is given, each Euro-Dollar Loan of such Lender then outstanding shall be converted to an Alternate Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Lender may lawfully continue to maintain such Euro-Dollar Loan to such day, or (b) immediately if such Lender shall determine that it may not lawfully continue to maintain such Loan to such day. If such Lender shall determine that it may not lawfully continue to maintain any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrowers shall be deemed to have delivered a Notice of Interest Rate Election and the Borrowers shall be deemed to have been given an Alternate Base Rate Loan from such Lender in a principal amount equal to the outstanding balance of the Euro-Dollar Loan so prepaid (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Lenders), and such Lender shall be deemed to have made such an Alternate Base Rate Loan.

      SECTION 8.3  Increased Cost and Reduced Return.

            (a) If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any

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change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System (but excluding with respect to any Euro-Dollar Loan any such requirement reflected in an applicable Euro-Dollar Reserve Percentage)), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Applicable Lending Office) or shall impose on any Lender (or its Applicable Lending Office) or on the London interbank market any other condition affecting its Euro- Dollar Loans, its Note, or its obligation to make Euro- Dollar Loans, and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making or maintaining any Euro-Dollar Loan, or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Lender to be material, then, within 15 days after written demand to Borrowers by Agent on behalf of such Lender, the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction; provided, however, that such amounts shall be no greater than that which such Lender is generally charging other borrowers similarly situated to the Borrowers.

            (b) If any Lender shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Lender (or its Parent) as a consequence of such Lender's obligations hereunder to a level below that which such Lender (or its Parent) could have

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achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after written demand to Borrowers by Agent on behalf of such Lender, the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender (or its Parent) for such reduction; provided, however, that such amount shall be no greater than that which such Lender is generally charging other borrowers similarly situated to the Borrowers.

            (c) Each Lender will promptly notify the Borrowers and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate of any Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable and conventional averaging and attribution methods.

      SECTION 8.4  Taxes.

            (a) Any and all payments by the Borrowers to or for the account of any Lender or the Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the United States, any state or local government therein or any other jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its income, and franchise or similar taxes imposed on it, by the United States, any state or local government therein or any other jurisdiction of such Lender's Applicable Lending Office or in which Agent maintains a permanent establishment for tax purposes or any political subdivision of any such jurisdiction thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charg-

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es, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or participation therein to any Lender or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.4) such Lender or the Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions, (iii) the Borrowers or shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrowers shall furnish to the Agent, at its address referred to in Section 9.1 hereof, the original or a certified copy of a receipt evidencing payment thereof reasonably satisfactory to the Agent.

            (b) In addition, the Borrowers agree to pay any present or future stamp or documentary taxes and any other excise or property taxes, or charges or similar levies imposed by the United States, the State of New York or the City of New York which arise from any payment made hereunder or under any Note or participation therein or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note or any other Loan Document (hereinafter referred to as "Other Taxes").

            (c) Each Borrower jointly and severally agrees to indemnify each Lender and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.4) paid by such Lender or the Agent and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 15 days from the date such Lender or the Agent makes demand therefor.

            (d) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrowers (but only so long as such Lender remains lawfully able to do so), shall provide the Borrowers with Internal Revenue

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Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Taxes" as defined in Section 8.4(a).

            (e) For any period with respect to which a Lender has failed to provide the Borrowers with the appropriate form pursuant to Section 8.4(d) hereof (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 8.4(a) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrowers shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

            (f) If the Borrowers are required to pay additional amounts to or for the account of any Lender pursuant to this Section 8.4, then such Lender will change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

      SECTION 8.5 Alternate Base Rate Loans Substituted for Affected Euro-Dollar Loans. If (i) the obligation of any Lender to make Euro-Dollar Loans has been suspended pursuant to Section 8.2 or (ii) any Lender has demanded compensation under Section 8.3 or 8.4 with respect to its Euro-Dollar Loans and the Borrowers shall, by at least five Euro-Dollar Business Days' prior notice to such Lender through the Agent, have elected that the provisions of this Section shall apply to such Lender, then, unless and until such Lender notifies the Borrowers that

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the circumstances giving rise to such suspension or
demand for compensation no longer exist:

            (a) all Loans which would otherwise be made by such Lender to the Borrowers as Euro-Dollar Loans shall be made instead as Alternate Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Lenders), and

            (b) after each of its Euro-Dollar Loans to the Borrowers has been repaid, all payments of principal which would otherwise be applied to repay such Euro- Dollar Loans shall be applied to repay its Alternate Base Rate Loans instead.


                               ARTICLE IX

                              MISCELLANEOUS

      SECTION 9.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire or similar writing) and shall be given to such party: (x) in the case of the Borrowers or the Agent, at its address set forth on the signature pages hereof, (y) in the case of any Lender, at its address set forth in its Administrative Questionnaire or (z) in the case of any party, such other address or telephone number as such party may hereafter specify for the purpose by notice to the Agent and the Borrowers. Each such notice, request or other communication shall be effective (i) if given by certified mail, return receipt requested, addressed as aforesaid when delivered (or delivery is refused) as indicated by the receipt or (ii) if given by hand or reputable overnight courier, when delivered at the address specified in this Section; provided that notices to the Agent under Article II or Article VIII shall not be effective until received. Telephonic notices to be delivered pursuant to Section 6.1(a) hereof shall be delivered to John R. Klopp at telephone number: (212) 593-5400, Lee Neibart at telephone number: (212) 261-4014, and Andrew Nathan, at telephone number: (212) 715-0375.

      SECTION 9.2 No Waivers. No failure or delay by the Agent or any Lender or Borrowers in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or

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partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

      SECTION 9.3 Expenses; Indemnification.

            (a) Each Borrower jointly and severally shall pay (i) all out-of-pocket expenses of the Agent (including reasonable fees and disbursements of Skadden), in connection with the preparation of this Agreement, the Loan Documents and the documents and instruments referred to therein, the administration and enforcement of the Loan; (ii) all out-of-pocket expenses of the Agent (including reasonable fees and disbursements of Skadden) in connection with the review of Leases and subordination, nondisturbance and attornment agreements; (iii) all reasonable fees incurred in connection with the transactions contemplated by this Agreement and the other Loan Documents including but not limited to appraisal fees, engineering fees, consulting professionals and legal fees; (iv) all of Agent's reasonable costs and expenses (including reasonable fees and disbursements of Agent's external counsel) incurred in connection with the syndication of the Loan to the Lenders during the Syndication Period; (v) any time during the Term, all reasonable costs payable to third parties with respect to any appraisals, environmental audits and other reports required from time to time in accordance with any regulatory requirements or the internal policies of Agent set in accordance with regulatory requirements, provided that Agent shall not conduct an appraisal more than once in any twenty-four (24) month period for each Property unless a Default has occurred and is then continuing or an event has occurred which in the reasonable judgment of Agent shall have a Material Adverse Effect and provided further that, to the extent reasonably possible, such appraisals shall be updates of previously prepared appraisals, and (vi) if an Event of Default occurs and is continuing, all reasonable out-of-pocket expenses incurred by the Agent and each of the Lenders, including reasonable fees and disbursements of counsel for the Agent and each of the Lenders, in connection with the enforcement of the Loan Documents and the instruments referred to therein and such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom (collectively, as to all

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



expenses incurred pursuant to this clause (vi), the "Collection Costs").

            (b) Each Borrower jointly and severally agrees to indemnify the Agent and each Lender, their respective affiliates and the respective directors, officers, agents, shareholders and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, claims, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel and any settlement costs, which may be incurred by such Indemnitee in connection with
(i) the Loan and Borrowers' actual or proposed use of any proceeds of the Loan or Commitments, or (ii) any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) that may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, asserted against or incurred by any Indemnitee as a result of, or arising out of, or in any way related to or by reason of in each case, (v) any of the transactions contemplated by the Loan Documents or the execution, delivery or performance of any Loan Document,(w) any violation by a Borrower or the Environmental Affiliates of any applicable Environmental Law,
(x) any Environmental Claim arising out of the management, use, control, ownership or operation of property or assets by the Borrowers or any of the Environmental Affiliates, including, without limitation, all on-site and off-site activities involving Hazardous Substances, (y) the breach of any environmental representation or warranty set forth herein, and (z) the exercise by the Agent and the Lenders of their rights and remedies (including, without limitation, foreclosure) under any agreements creating any such Lien. Borrowers' obligations under this Section shall exclude, as to any Indemnitee, any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements to the extent of any gross negligence or willful misconduct of such Indemnitee as finally determined by a court of competent jurisdiction. Borrowers' obligations under this Section shall survive the termination of this Agreement and the payment of the Obligations.

            (c) Each Borrower jointly and severally shall pay, and hold the Agent and each of the Lenders harmless from and against, any and all present and future U.S. stamp, recording (including New York mortgage recording

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taxes), transfer and other similar foreclosure related taxes with respect to any of the Loan Documents or the transactions contemplated thereby and hold the Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) in paying such taxes.

      SECTION 9.4 Sharing of Set-Offs. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to Borrowers or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of Borrowers (but not of any officer, director, employee, partner or affiliate of Borrowers) against and on account of the Obligations of Borrowers then due and payable to such Lender under this Agreement or under any of the other Loan Documents, including, without limitation, all interests in Obligations purchased by such Lender. Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Lenders, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Lenders shall be shared by the Lenders pro rata; provided that nothing in this Section shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of Borrowers other than its indebtedness under the Notes.

      SECTION 9.5 Amendments and Waivers.


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            (a) No amendment or material waiver of any provision of this
Agreement or any other Loan Document nor consent to any material departure by the Borrowers therefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent and approved in writing by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. For purposes of this
Section 9.5, the Agent shall determine (in its sole discretion) whether or not a waiver or departure is material, it being the understanding of the parties hereto that such waiver or departure shall be considered non-material if it is administrative or technical in nature and does not involve matters of bankruptcy, payments of interest or principal or amounts in excess of $100,000, or matters which adversely affect the value of either or both of the Properties. The parties hereto agree that any non-material waiver of any provision of this Agreement or any other Loan Document shall be effective upon the execution by the party so charged of a written agreement to such effect. Agent will give notice to the Lenders of (i) any material waiver or non-material waiver made in writing or (ii) any amendment, whether material or non-material.

            (b) Notwithstanding anything set forth in sub- paragraph (a) above, no such amendment or waiver shall, unless signed by all the Lenders, (i) increase or decrease the Commitment of any Lender (except for a ratable decrease in the Commitments of all Lenders) or subject any Lender to any additional obligation, (ii) reduce the principal of or rate of interest on the Loans or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for any reduction or termination of any Commitment, (iv) except as permitted or contemplated by the terms of the Loan Documents (including, without limitation, Section 2.9(d) and (e) of this Agreement), release or amend the provisions regarding the release of the Lien of the Mortgage, the Cash Collateral Agreement, the Swap Pledge or the Note Pledge, release any Environmental Guaranty or otherwise release any other collateral,
(v) change the definitions of Required Lenders and Super Required Lenders; (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes; or (vii) amend this Section 9.5.


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            (c) Each Borrower may rely on any consents, waivers or approvals furnished in writing by the Agent to such Borrower in connection herewith believed by it to be genuine or to be signed by the proper party or parties.

      SECTION 9.6 Successors and Assigns.

            (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrowers may not assign or otherwise transfer any of their rights under this Agreement or the other Loan Documents without the prior written consent of all Lenders except as permitted by Section 5.10 hereof and no Lender may assign or otherwise transfer any of its rights under this Agreement or the other Loan Documents except as set forth in this Section 9.6.

            (b) The Chase Manhattan Bank may, at any time, and any other Lender may, at any time, except as otherwise provided herein, assign to one or more banks or other financial institutions (each an "Assignee") all, or a part of all, of its rights and obligations under this Agreement, the Notes and the other Loan Documents, provided, that such Assignee shall assume such rights and obligations, including, without limitation, its rights and obligations as a Participant pursuant to Section 9.18 hereof, pursuant to an Assignment and Assumption Agreement in substantially the form attached hereto as Exhibit F hereto executed by such Assignee and such transferor Lender; and provided, further, that for the period (the "Syndication Period") commencing on the Closing Date and ending on the day which is 180 days after the Closing Date, no Lender other than The Chase Manhattan Bank may assign all or any part of its rights and obligations under this Agreement, the Notes and the other Loan Documents to any other party. Each such assignment shall be made with (and subject to) the subscribed consent of the Borrowers and the Agent, which consents shall not be unreasonably withheld or delayed (the withholding of such consent shall not be deemed unreasonable if such Assignee is not an Eligible Assignee); provided that if an Assignee is a Lender or an Affiliate of such transferor Lender, no consents shall be required; provided further that, upon the occurrence and during the continuation of an Event of Default, the Borrowers shall have no right to consent to such Assignee or any other assignee. Further, unless and until the occurrence and during the continuation of an Event of Default, any partial assignment

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shall be in the minimum principal amount of Twenty Million Dollars
($20,000,000); provided, however that any such partial assignment to any Lender hereunder may be in the minimum principal amount of ($5,000,000). Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment as set forth in such instrument of assumption, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (b), the transferor Lender, the Agent and the Borrowers shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee and the existing Note shall be cancelled. In connection with any such assignment after the Syndication Period, the transferor Lender shall pay to the Agent an administrative fee for processing such assignment in the amount of $3,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrowers and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.4.

            (c) Any Lender may at any time assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank. No such assignment shall release the transferor Lender from its obligations hereunder. Promptly upon being notified in writing of such transfer, Agent shall notify Borrowers thereof.

            (d) No Assignee or other transferee of any Lender's rights shall be entitled to receive any greater payment under Section 8.3 or 8.4 than such Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrowers' prior written consent or by reason of the provisions of Section 8.2, 8.3 or 8.4 requiring such Lender to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.


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      SECTION 9.7 Collateral. Each of the Lenders represents to the Agent and each of the other Lenders that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

      SECTION 9.8 Governing Law; Submission to Jurisdiction.

            (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW).

            (b) Any legal action or proceeding with respect to this Agreement or any other Loan Document and any action for enforcement of any judgment in respect thereof may be brought in and, for the purposes hereof, Borrowers hereby submit to the nonexclusive jurisdiction of, the courts of the State of New York located in the City of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrowers hereby accept for themselves and in respect of their property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any thereof. Borrowers irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the hand delivery, or mailing of copies thereof by registered or certified mail, postage prepaid, to Borrowers at their address set forth below. Borrowers hereby irrevocably waive any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan Document brought in the courts referred to above and hereby further irrevocably waive and agree not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Borrowers in any other jurisdiction.


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      SECTION 9.9 Marshalling; Recapture. Neither the Agent nor any Lender shall be under any obligation to marshall any assets in favor of Borrowers or any other party or against or in payment of any or all of the Obligations. To the extent any Lender receives any payment by or on behalf of Borrowers, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to Borrowers or their estates, trustees, receivers, custodians or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Obligations or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of Borrowers to such Lender as of the date such initial payment, reduction or satisfaction occurred.

      SECTION 9.10 Counterparts; Integration; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective upon receipt by the Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party).

      SECTION 9.11 WAIVER OF JURY TRIAL. EACH OF THE BORROWERS, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      SECTION 9.12 Survival. Subject to Section 9.14 hereof, all indemnities set forth herein shall survive the execution and delivery of this Agreement and the other Loan Documents and the making and repayment of the Loan hereunder.


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      SECTION 9.13 Domicile of Loans. Each Lender may transfer and carry its share of indebtedness evidenced by the Notes at, to or for the account of any domestic or foreign branch office, subsidiary or affiliate of such Lender, provided that such transfer does not materially increase the costs incurred by Borrowers in connection with the Loan.

      SECTION 9.14 Limitation of Liability.

            (a) No claim may be made by the Borrowers or any other Person against the Agent or any Lender or the affiliates, directors, officers, employees, attorneys or agent of any of them for any consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or by the other Loan Documents, or any act, omission or event occurring in connection therewith, and the Borrowers hereby waive, release and agree not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

            (b) The Agent or any Lender may look solely to the Borrowers' interest in the Properties in seeking to enforce the Borrowers' liability and obligations hereunder, and the lien of any judgment against any Borrower and any proceeding instituted on, under or in connection with any Note or any of the other Loan Documents shall extend to all property now or hereafter owned by any Borrowers and encumbered by the Loan Documents and any proceeds from the sale of any Property.

            (c) Except as set forth in the Environmental Guaranty and the Mortgage, no personal liability shall be asserted or enforceable against Borrowers, any of the partners of the Borrowers, or its directors, officers, agents, shareholders, partners, members, affiliates or employees (collectively, the "Non-Recourse Parties") by the Agent or any Lender in respect of the Obligations, this Agreement or any other Loan Document, or the making, issuance or transfer thereof, all such liability, if any, being expressly waived by the Agent or any Lender; provided, however, that nothing in this Agreement or any other Loan Document shall be construed so as to exonerate or exculpate any Non-Recourse Party from the payment of any liability, loss or damage suffered by Agent or any Lender by reason of (a) breach by Borrower of any representations or warranties contained herein or any Loan

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Document with respect to ERISA, (b) all environmental indemnification provisions contained herein or in any Loan Document or (c) fraud, gross negligence or wilful misconduct by any Borrower or any General Partner, including, without limitation, the misapplication of insurance or condemnation proceeds.

      SECTION 9.15 Contracts of Contractors. No contract entered into by the Borrowers after the Closing Date shall provide that any claim can be made against the Agent or any Lender under any circumstances whatsoever.

      SECTION 9.16 Amounts Payable on Demand. Notwithstanding anything set forth herein or in any other Loan Documents to the contrary, any amounts payable hereunder by Borrowers, other than interest or principal payments to be made hereunder or thereunder, or any administrative fees to be paid hereunder, shall be payable upon written demand therefore.

      SECTION 9.17 Lender's Failure to Fund.

            (a) Unless the Agent shall have received notice from a Lender prior to the Closing Date that such Lender will not make available to the Agent such Lender's share of the Loan, the Agent may assume that such Lender has made such share available to the Agent on the Closing Date and the Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If and to the extent that such Lender shall not have so made such share available to the Agent with respect to any funding other than on the Closing Date and Agent shall, in its sole discretion, have made such corresponding amount available to Borrowers, such Lender severally agrees and each Borrower jointly and severally agrees to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Agent, at (i) in the case of the Borrowers, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.6 and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's loan for purposes of this Agreement. Nothing contained in this Section shall be deemed to reduce the Commitment of any Lender or in any way affect the rights of Borrowers with respect to any

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Defaulting Lender or Agent. The failure of any Lender to make available to the
Agent such Lender's share of the Loan shall not relieve any other Lender of its obligations to fund its Commitment.

            (b) As used herein, the following terms shall have the meanings set forth below:

            (i) "Defaulting Lender" shall mean any Lender which (x) does not advance to the Borrowers such Lender's pro rata share of the Loan in accordance herewith for a period of five (5) Domestic Business Days after notice of such failure from the Agent, (y) shall otherwise fail to perform such Lender's obligations under the Loan Documents, including, without limitation, under
Section 9.18 hereof, for a period of five (5) Domestic Business Days after notice of such failure from the Agent, or (z) shall fail to pay the Agent or any other Lender, as the case may be, upon demand, such Lender's pro rata share of any reasonable costs, expenses or disbursements incurred or made by the Agent pursuant to the terms of the Loan Documents, for a period of five (5) Domestic Business Days after notice of such failure from the Agent, and in all cases, such failure is not as a result of a good faith dispute as to whether such advance is properly required to be made pursuant to the provisions of this Agreement, or as to whether such other performance or payment is properly required pursuant to the provisions of this Agreement.

            (ii) "Payment in Full" means, as of any date, the receipt by the Lenders of an amount of cash, in lawful currency of the United States, sufficient to indefeasibly pay in full all Senior Debt.

            (iii) "Senior Debt" means (x) collectively, any and all indebtedness, obligations and liabilities of the Borrowers to the Lenders who are not Defaulting Lenders from time to time, whether fixed or contingent, direct or indirect, joint or several, due or not due, liquidated or unliquidated, determined or undetermined, arising by contract, operation of law or otherwise, whether on open account or evidenced by one or more instruments, and whether for principal, premium, interest (including, without limitation, interest accruing after the filing of a petition initiating any proceeding referred to in Section 6.1(h) or (i)), reimbursement for fees, indemnities, costs, expenses or otherwise, which arise under, in connection with or in respect of the Loan

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or the Loan Documents or otherwise relate to all or any portion of the
Properties (except for interest due hereunder), and (y) any and all deferrals, renewals, extensions and refundings of, or amendments, restatements, rearrangements, modifications or supplements to, any such indebtedness, obligation or liability.

            (iv) "Subordinated Debt" means (x) any and all indebtedness, obligations and liabilities of Borrowers to one or more Defaulting Lenders from time to time, whether fixed or contingent, direct or indirect, joint or several, due or not due, liquidated or unliquidated, determined or undetermined, arising by contract, operation of law or otherwise, whether on open account or evidenced by one or more instruments, and whether for principal, premium, interest (including, without limitation, interest accruing after the filing of a petition initiating any proceeding referred to in Section 6.1(h) or (i)), reimbursement for fees, indemnities, costs, expenses or otherwise, which arise under, in connection with or in respect of the Loan or the Loan Documents or otherwise relate to all or any portion of the Properties (except for interest due hereunder), and (y) any and all deferrals, renewals, extensions and refundings of, or amendments, restatements, rearrangements, modifications or supplements to, any such indebtedness, obligation or liability.

            (c) Immediately upon a Lender's becoming a Defaulting Lender hereunder and at all times thereafter unless and until such time as a Defaulting Lender shall fully cure any and all defaults on the part of such Defaulting Lender under the Loan Documents or otherwise existing in respect of the Loan, this Agreement or the other Loan Documents, and unconditionally pay to the Agent such Defaulting Lender's pro rata share of all costs, expenses and disbursements required to be paid or reimbursed pursuant to the terms of the Loan Documents, including this Agreement, no Defaulting Lender shall, prior to Payment in Full of all Senior Debt:

            (i) accelerate, demand payment of, sue upon, collect, or receive any payment upon, in any manner, or satisfy or otherwise discharge, any Subordinated Debt, whether for principal, interest and otherwise (except for interest due hereunder);


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            (ii) take or enforce any Liens to secure Subordinated Debt or attach or levy upon any assets of Borrowers, to enforce any Subordinated Debt;

            (iii) enforce or apply any security for any Subordinated Debt; or

            (iv) incur any debt or liability, or the like, to, or receive any loan, return of capital, advance, gift or any other property, from, the Borrowers.

            (d) In the event of:

            (i) any insolvency, bankruptcy, receivership, liquidation, dissolution, reorganization, readjustment, composition or other similar proceeding relating to Borrowers;

            (ii) any liquidation, dissolution or other winding-up of any Borrower, voluntary or involuntary, whether or not involving insolvency, reorganization or bankruptcy proceedings;

            (iii) any assignment by any Borrower for the benefit of creditors;

            (iv) any sale or other transfer of all or substantially all assets of any Borrower; or

            (v) any other marshalling of the assets of any Borrower;

each of the Lenders shall first have received Payment in Full of all Senior Debt before any payment or distribution, whether in cash, securities or other property, shall be made in respect of or upon any Subordinated Debt. Any payment or distribution, whether in cash, securities or other property that would otherwise be payable or deliverable in respect of Subordinated Debt to any Defaulting Lender but for this Agreement shall be paid or delivered directly to the Agent for distribution to the Lenders in accordance with this Agreement until Payment in Full of all Senior Debt. If any Defaulting Lender receives any such payment or distribution, it shall promptly pay over or deliver the same to the Agent for application in accordance with the preceding sentence.


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            (e) Each Defaulting Lender shall file in any bankruptcy or other proceeding of any Borrower in which the filing of claims is required by law, all claims relating to Subordinated Debt that such Defaulting Lender may have against any Borrower and assign to the Lenders all rights of such Defaulting Lender thereunder. If such Defaulting Lender does not file any such claim prior to forty-five (45) days before the expiration of the time to file such claim, Agent, as attorney-in-fact for such Defaulting Lender, is hereby irrevocably authorized to do so in the name of such Defaulting Lender or, in Agent's sole discretion, to assign the claim to a nominee and to cause proof of claim to be filed in the name of such nominee. The foregoing power of attorney is coupled with an interest and cannot be revoked. The Agent shall, to the exclusion of each Defaulting Lender, have the sole right with respect to any Defaulting Lender, subject to Section 9.5 hereof, to accept or reject any plan proposed in any such proceeding and to take any other action that a party filing a claim is entitled to take. In all such cases, whether in administration, bankruptcy or otherwise, the Person or Persons authorized to pay such claim shall pay to Agent the amount payable on such claim and, to the full extent necessary for that purpose, each Defaulting Lender hereby transfers and assigns to the Agent all of the Defaulting Lender's rights to any such payments or distributions to which Defaulting Lender would otherwise be entitled.

            (f) (i) If any payment or distribution of any character or any security, whether in cash, securities or other property, shall be received by any Defaulting Lender in contravention of any of the terms hereof, such payment or distribution or security shall be received in trust for the benefit of, and shall promptly be paid over or delivered and transferred to, Agent for application to the payment of all Senior Debt, to the extent necessary to achieve Payment in Full. In the event of the failure of any Defaulting Lender to endorse or assign any such payment, distribution or security, Agent is hereby irrevocably authorized to endorse or assign the same as attorney-in-fact for such Defaulting Lender.

            (ii) Each Defaulting Lender shall take such action (including, without limitation, the execution and filing of a financing statement with respect to this Agreement and the execution, verification, delivery and filing of proofs of claim, consents, assignments or other instructions that Agent may require from time to time in

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order to prove or realize upon any rights or claims pertaining to Subordinated
Debt or to effectuate the full benefit of the subordination contained herein) as may, in Agent's sole and absolute discretion, be necessary or desirable to assure the effectiveness of the subordination effected by this Agreement.

            (g) (i) Each Lender that becomes a Defaulting Lender understands and acknowledges by its execution hereof that each other Lender is entering into this Agreement and the Loan Documents in reliance upon the absolute subordination in right of payment and in time of payment of Subordinated Debt to Senior Debt as set forth herein

            (ii) Only upon the Payment in Full of all Senior Debt shall any Defaulting Lender be subrogated to any remaining rights of the Lenders which are not Defaulting Lenders to receive payments or distributions of assets of the Borrowers made on or applicable to any Senior Debt.

            (iii) Notwithstanding the order of filing of any financing statements or other security instruments, or the physical possession of the Properties or any of the other collateral, or the order of granting of any liens, each Defaulting Lender confirms and agrees that any Liens held by such Defaulting Lender upon property of Borrowers to secure any Subordinated Debt, whether now existing or hereinafter acquired and all rights, remedies, products and proceeds related thereto, are and at all times shall be, totally and absolutely expressly junior and subordinate to the liens in favor of the Lenders and all rights, remedies, products and proceeds relating thereto.

            (iv) Each Defaulting Lender agrees that it will deliver all instruments or other writings evidencing any Subordinated Debt held by it to the Agent, promptly after request therefor by the Agent.

            (v) Until Payment in Full of all Senior Debt, each Defaulting Lender hereby irrevocably waives any requirement for marshalling by Agent or the Lenders of the assets of Borrowers in connection with any foreclosure of the Liens of the Agent or of the Lenders on any collateral granted to secure the Subordinated Debt (or the proceeds thereof) or any other realization upon such collateral.

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            (vi) No Defaulting Lender may at any time sell, assign or otherwise transfer any Subordinated Debt, or any portion thereof, including, without limitation, the granting of any Lien thereon, unless and until the proposed transferee shall have assumed in writing the obligation of the Defaulting Lender to the Lenders under this Agreement, in a form reasonably acceptable to the Agent.

            (vii) If any of the Senior Debt or any Lien securing same, should be invalidated, avoided or set aside, the subordination provided for herein nevertheless shall continue in full force and effect and, as between the Lenders which are not Defaulting Lenders and all Defaulting Lenders, shall be and be deemed to remain in full force and effect.

            (viii) Each Defaulting Lender hereby irrevocably waives, in respect of Subordinated Debt, all rights (x) under Sections 361 through 365, 502(e) and 509 of the Bankruptcy Code (or any similar sections hereafter in effect under any other Federal or state laws or legal or equitable principles relating to bankruptcy, insolvency, reorganizations, liquidations or otherwise for the relief of debtors or protection of creditors), and (y) to seek or obtain conversion to a different type of proceeding or to seek or obtain dismissal of a proceeding, in each case in relation to a bankruptcy, reorganization, insolvency or other proceeding under similar laws with respect to the Borrowers. Without limiting the generality of the foregoing, each Defaulting Lender hereby specifically waives (A) the right to seek relief from the automatic stay under
Section 362 of the Bankruptcy Code in respect of any collateral granted to secure Subordinated Debt (or the proceeds thereof); (B) the right to seek to give credit (secured or otherwise) to the Borrowers in any way under Section 364 of the Bankruptcy Code unless the same is subordinated in all respects to Senior Debt in a manner acceptable to the Agent in its sole and absolute discretion;
(C) the right to take a position inconsistent with or contrary to that of the Agent (including a position by the Agent to take no action) if Borrowers seek to use, sell or lease collateral granted to secure Subordinated Debt (or the proceeds or products thereof); (D) the right to receive any collateral security (including any "super priority" or equal or "priming" or replacement Lien) for any Subordinated Debt unless the Lenders which are not Defaulting Lenders have received a senior position acceptable to such non-Defaulting Lenders in their

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sole and absolute discretion to secure all Senior Debt (in the same collateral to the extent collateral is involved); and (E) the right to seek adequate protection in respect of collateral granted to secure Subordinated Debt (or the proceeds or products thereof) under Section 363 or 361 of the Bankruptcy Code.

            (h) (i) In addition to and not in limitation of the subordination effected by this Section 9.17, the Agent and each of the Lenders which are not Defaulting Lenders may in their respective sole and absolute discretion, also exercise any and all other rights and remedies available at law or in equity in respect of a Defaulting Lender; and

            (ii) The Agent shall give each of the Lenders notice of the occurrence of a default under this Section 9.17 by a Defaulting Lender and if the Agent and/or one or more of the other Lenders shall, at their option, fund any amounts required to be paid or advanced by a Defaulting Lender, the other Lenders who have elected not to fund any portion of such amounts shall not be liable for any reimbursements to the Agent and/or to such other funding Lenders.

            (i) Notwithstanding anything to the contrary contained or implied herein, a Defaulting Lender shall not be entitled to vote on any matter as to which a vote by the Lenders is required hereunder, including, without limitation, any actions or consents on the part of the Agent as to which the approval or consent of all the Lenders, the Super Required Lenders or the Required Lenders is required under Section 9.5 or elsewhere, so long as such Lender is a Defaulting Lender; provided, however, that in the case of any vote requiring the unanimous consent of the Lenders, if all the Lenders other than the Defaulting Lender shall have voted in accordance with each other, then the Defaulting Lender shall be deemed to have voted in accordance with such Lenders.

            (j) Each of the Agent and any one or more of the Lenders which are not Defaulting Lenders may, at their respective option, (i) advance to the Borrowers such Lender's pro rata share of the Loans not advanced by a Defaulting Lender in accordance with the Loan Documents, or (ii) pay to the Agent such Lender's pro rata share of any costs, expenses or disbursements incurred or made by the Agent pursuant to the terms of this Agreement

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not theretofore paid by a Defaulting Lender. Immediately upon the making of any such advance by the Agent or any one of the Lenders, such Lender's pro rata share and the pro rata share of the Defaulting Lender shall be recalculated to reflect such advance. All payments, repayments and other disbursements of funds by the Agent to Lenders shall thereupon and, at all times thereafter be made in accordance with such Lender's recalculated pro rata share unless and until a Defaulting Lender shall fully cure all defaults on the part of such Defaulting Lender under the Loan Documents or otherwise existing in respect of the Loans or this Agreement, at which time the pro rata share of the Lender(s) which advanced sums on behalf of the Defaulting Lender and of the Defaulting Lender shall be restored to their original percentages.

      SECTION 9.18 Swap Agreement Participation.

            (a) Lenders acknowledge that Counterparty and the Borrowers have entered into the Swap Agreement, pursuant to which the Counterparty and Borrowers have entered into an interest rate swap transaction on the terms and conditions set forth in a Confirmation, dated the date hereof (the "Confirmation"). The Lenders hereby acknowledge that they have reviewed and approved the Swap Agreement and the Confirmation. Each Lender set forth on Schedule A attached hereto (each, a "Participant" and collectively, the "Participants") shall, pursuant to the provisions of this Section 9.18, fund such Participant's pro rata share (based on such Participant's percentage interest as set forth on Schedule A attached hereto as the same may be amended from time to time) of any amount payable by Borrowers under Section 6 of the Swap Agreement (the "Termination Amount") in respect of the interest rate swap transaction entered into by the Counterparty and Borrowers pursuant to the Confirmation (collectively, a "Swap Transaction"), which Termination Amount is unpaid as of the date when due (or the payment of which Termination Amount is rescinded or must otherwise be restored or returned by Counterparty upon the bankruptcy, insolvency, dissolution or reorganization of either Borrower). The Counterparty shall notify each Participant by facsimile prior to the date upon which such Termination Amount is to be funded by such Participant, in which notice Counterparty shall state (i) the aggregate Termination Amount, (ii) the date when the Termination Amount is to be funded by Participants, and (iii) the respective amounts of such Termination Amount which are to be funded by each Participant. Any such facsimile notice by Counterparty to Participants shall be promptly confirmed by Counterparty to Participants by telephone or letter. Such notice shall be given by Counterparty to Participants not less than three (3) Domestic Business Days before the date such Termination Amount is to be funded by Participants. On the date specified in such notice each Participant shall transfer to the Counterparty by Federal funds wire or in other immediately available New York City funds in United States dollars the amount specified as such Participant's pro rata share (based on such Participant's percentage interest set forth on Schedule A attached hereto as the same may be amended from time to time) of the Termination Amount due as of the date specified in such notice. If a particular Participant shall fail for any reason to fund its pro rata share of the Termination Amount, in accordance with this Section 9.18 and the notice given by the Counterparty to such Participant hereto, such Participant shall pay the Counterparty interest thereon from the date specified for such funding in such notice, until paid to the Counterparty, at a rate per annum equal to the Federal Funds Rate from time to time during such period.

            (b) Upon payment by any Participant of its pro rata portion of the Termination Amount pursuant to subsection (a) above: (i) such Participant shall, subject to this Agreement, be subrogated to its pro rata share of the rights of the Counterparty against Borrowers under the Swap Agreement, including, without limitation, the right to its respective pro rata portion of default interest accruing on the Termination Amount from time to time under the Swap Agreement and (ii) the Swap Agreement shall thereafter constitute part of the Loan Documents, and the Termination Amount shall thereafter be treated as if it were additional interest on the Indebtedness represented by the Notes and secured by the Mortgage, subject to the terms hereof, including, without limitation, for the purpose of reimbursement of expenses and costs and the taking of action by the Counterparty pursuant to the terms hereof. In such event, and for so long as the Termination Amount or any portion thereof shall be outstanding, (i) the term, "Required Lenders" shall be modified to mean at any time Lenders and Participants holding, as the case may be, Notes and percentage interests in the Swap Agreement which evidence at least 51% of the aggregate of (x) the unpaid principal amount of the Notes which are entitled to vote pursuant to the terms hereof, and (y) the portion of the Termination Amount paid by such Participants and unpaid by the Borrowers;

and (ii) the term, "Super Required Lenders" shall be modified to mean at any time Lenders and Participants holding, as the case may be, Notes and percentage interests in the Swap Agreement which evidence at least 66 2/3% of the aggregate of (x) the unpaid principal amount of the Notes which are entitled to vote pursuant to the terms hereof, and (y) the portion of the Termination Amount paid by such Participants and unpaid by the Borrowers. In the event that the Counterparty shall be obligated (or, in its sole discretion, shall otherwise agree) to pay Borrowers an amount pursuant to Section 6 of the Swap Agreement in respect of an early termination of any Swap Transaction and shall, in lieu of making such payment, apply the amount of such payment as a set-off in reduction of the Loans, then each Participant shall be entitled to receive from the Counterparty payment of an amount equal to its pro rata share (based on such Participant's percentage interest as set forth on Schedule A attached hereto as the same may be amended from time to time) of such application. Prior to any Participant's paying its pro rata portion of the Termination Amount as provided in this Section 9.18: (i) such Participant shall have no interest in the Swap Agreement or any Swap Transaction or any payments made by or to Borrower in connection therewith, and (ii) no consent of such Participant shall be required for the taking of any action by the Counterparty with respect to the Swap Agreement or any Swap Transaction, including, without limitation the designation of an early termination date thereunder; provided, however, that (i) the Counterparty shall not without the prior consent of a majority in interest of the Participants make or consent to any materially adverse amendment, modification or waiver of any of the terms, covenants, provisions or conditions of the Swap Agreement or any Swap Transaction (once entered into thereunder) and
(ii) the Counterparty shall not without the prior consent of each Participant release, reconvey or change, in whole or in part, any collateral or security interest held under the Swap Agreement or any Swap Transaction.

            (c) Each Participant's obligations under this Section 9.18 shall remain in full force and effect, notwithstanding repayment of the Loans and termination of all Swap Transactions and shall be independent of, and shall survive, the discharge of the Indebtedness, the release of the Lien created under the Mortgage, and/or the conveyance of title to the Property to any purchaser or designee in connection with a foreclosure of the Mort-gage or conveyance in lieu of foreclosure.

      SECTION 9.19 Confidentiality. Prior to the occurrence and continuance of an Event of Default, the Agent and each Lender agree to keep confidential all non-public information provided to it by the Borrowers pursuant to this Agreement that is designated by the Borrowers as confidential (it being understood that Leases, any Major Lease Term Sheet, leasing guidelines and property operating statement are designated as confidential); provided that nothing herein shall prevent the Agent or any Lender from disclosing any such information, (a) to the Agent, any other Lender or any affiliate of any Lender,
(b) to any Assignee or prospective Assignee which has agreed in writing to comply with the provisions of this Section 9.19, (c) to the employees, directors, agents, attorneys, accountants and other professional advisors of any Lender, Assignee, prospective Assignee or their respective affiliates, (d) upon the request or demand of any Governmental Authority having or asserting jurisdiction over either Agent or any Lender, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any requirement of law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) which has been publicly disclosed other than in breach of this Section 9.19, (h) in connection with the exercise of any remedy hereunder or under any other Loan Document or
(i) upon the advice of counsel that such disclosure is required by law.

      SECTION 9.20 No Joint Venture. The relationship of the Agent and the Lenders to the Borrowers is one of a creditor to a debtor, and neither the Agent nor any Lender is a joint venturer or partner of the Borrowers.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                               1290 PARTNERS, L.P.

                              By: 1290 GP Corp., General Partner


                                    By:
                                      Name:
                                     Title:


                             237 PARK PARTNERS, L.P.

                              By: 237 GP Corp., General Partner


                                    By:
                                      Name:
                                     Title:


Commitments


$80,000,000.00                THE CHASE MANHATTAN BANK


                              By:
                                   Name:
                                   Title:


$80,000,000.00                BANK OF BOSTON


                              By:
                                  Name: Michael J. Buckley
                                  Title: Vice President

$80,000,000.00                BHF-BANK AKTIENGESELLSCHAFT


                              By:
                               Name: Sylvia Gross
                                     Title: Vice President


                              By:
                                  Name:
                                  Title:


$80,000,000.00                BAYERISCHE HYPOTHEKENUND
                              WECHSEL-BANK AKTIENGESELLSCHAFT


                              By:
                                  Name: Timothy Wagner
                                  Title: Assistant Vice President


                              By:
                                  Name:
                                  Title:


$50,000,000.00                BANK OF TOKYO-MITSUBISHI, LTD.


                              By:
                                 Name: Akio Wada
                                 Title: Senior Vice President and
                                           Manager


$50,000,000.00                BANK AUSTRIA


                              By:
                                  Name: Peter W. Wood
                                  Title: Vice President


                              By:
                                  Name: Andre K. Dobrowsky
                                  Title: Assistant Treasurer

Total Commitments


$420,000,000.00

                              THE CHASE MANHATTAN BANK, as Agent


                              By:
                                 Name:
                                 Title:


          Domestic and Euro-Currency
          Lending Office:

          The Chase Manhattan Bank
          380 Madison Avenue
          New York, New York 10017
          Attention: Mary Elisabeth Swears

          The Chase Manhattan Bank
          270 Park Avenue
          New York, New York 10017
          Attention: William C. Viets, Esq.

          Funding Instructions:

          The Chase Manhattan Bank
          Real Estate Finance
          ABA # 021000-021
          4 New York Plaza
          New York, New York 10004

          Credit: Chase Real Estate Finance
          Account Number: 134-0-58697

          Reference: Loan No. 564-4715

                              EXHIBIT A


                                 NOTE


$ ________________                             New York, New York

                                               as of October   , 199_


      For value received, 1290 PARTNERS, L.P., a Delaware limited partnership, and 237 PARK PARTNERS, L.P., a Delaware limited partnership, (collectively, the "Borrowers"), jointly and severally promise to pay to the order of ____________ (the "Lender"), for the account of its Applicable Lending Office, the amount of _______________ ($_________) (the "Principal Amount") as defined below) on the dates and in the amounts provided for in the Credit Agreement. The Borrowers jointly and severally promise to pay interest on the unpaid Principal Amount on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of the Agent.

      The portion of the Loan made by the Lender, the respective types and maturities thereof and all repayments of the Principal Amount shall be recorded by the Lender and, if the Lender so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect the Principal Amount then outstanding may be endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

      This note is one of the Notes referred to in the Credit Agreement dated as of October __, 1996 among the Borrowers, the banks listed on the signature pages thereof and The Chase Manhattan Bank, as Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the amortiza-tion of the Principal Amount, prepayment hereof and the acceleration of the maturity hereof. The provisions of Section 9.14 of the Credit Agreement shall be deemed to be incorporated herein by reference.


                        1290 PARTNERS, L.P.

                        By: 1290 GP Corp., General Partner


                               By:
                                      Name:
                                     Title:


                            237 PARK PARTNERS, L.P.

                        By: 237 GP Corp., General Partner


                                By:
                                      Name:
                                     Title:

                   LOANS AND PAYMENTS OF PRINCIPAL


--------------------------------------------------------

                      Type       Amount
         Amount        of          of          Interest
Date     of Loan      Loan      Principal       Period        Notation
         Tranche     Tranche     Repaid       Expiration       Made By
---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                        Page

ARTICLE I         DEFINITIONS............................................  1

      SECTION 1.1       Definitions......................................  1
      SECTION 1.2       Accounting Terms and Determinations.............. 25

ARTICLE II        THE CREDITS............................................ 26

      SECTION 2.1       Commitments to Lend.............................. 26
      SECTION 2.2       Method of Electing Interest Rates................ 26
      SECTION 2.3       Notice to Lenders; Funding of Loan............... 28
      SECTION 2.4       Promissory Notes................................. 28
      SECTION 2.5       Maturity of the Loan............................. 29
      SECTION 2.6       Interest Rates................................... 29
      SECTION 2.7       Fees............................................. 31
      SECTION 2.8       Amortization of Principal; Mandatory
                        Termination or Prepayment of Loans............... 31
      SECTION 2.9       Optional Prepayments; Property Release........... 34
      SECTION 2.10      General Provisions as to Payments................ 38
      SECTION 2.11      Funding Losses................................... 39
      SECTION 2.12      Computation of Interest and Fees................. 39
      SECTION 2.13      Intentionally Omitted............................ 39
      SECTION 2.14      Cash Collateral Account.......................... 39
      SECTION 2.15      Expiring Lease Costs Reserve..................... 40

ARTICLE III       CONDITIONS............................................. 41

      SECTION 3.1       Closing.......................................... 41

ARTICLE IV        BORROWERS' REPRESENTATIONS AND WARRANTIES.............. 47

      SECTION 4.1       Existence and Power.............................. 47
      SECTION 4.2       Power and Authority.............................. 48
      SECTION 4.3       No Violation..................................... 49
      SECTION 4.4       Intentionally Deleted............................ 49
      SECTION 4.5       Litigation....................................... 50
      SECTION 4.6       Compliance with ERISA............................ 50
      SECTION 4.7       Environmental Compliance......................... 50
      SECTION 4.8       Taxes............................................ 52
      SECTION 4.9       Full Disclosure.................................. 52
      SECTION 4.10      Solvency......................................... 52
      SECTION 4.11      Use of Proceeds; Margin Regulations.............. 53
      SECTION 4.12      Governmental Approvals........................... 53
      SECTION 4.13      Investment Company Act; Public Utility
                        Holding Company Act.............................. 53
      SECTION 4.14      Single Purpose Entity............................ 53

                                                                         Page

      SECTION 4.15      Patents, Trademarks, etc.......................... 53
      SECTION 4.16      Ownership of Property............................. 54
      SECTION 4.17      No Default........................................ 54
      SECTION 4.18      Licenses, etc..................................... 54
      SECTION 4.19      Compliance With Law............................... 54
      SECTION 4.20      No Burdensome Restrictions........................ 54
      SECTION 4.21      Brokers' Fees..................................... 55
      SECTION 4.22      Intentionally Omitted ............................ 55
      SECTION 4.23      Insurance......................................... 55
      SECTION 4.24      Security Interests and Liens...................... 55
      SECTION 4.25      Organizational Documents.......................... 55
      SECTION 4.26      Construction...................................... 56
      SECTION 4.27      Structural Defects and Violation of Law........... 56
      SECTION 4.28      Budget............................................ 56
      SECTION 4.29      Principal Offices................................. 56

ARTICLE V         AFFIRMATIVE AND NEGATIVE COVENANTS...................... 56

      SECTION 5.1       Information....................................... 57
      SECTION 5.2       Payment of Obligations............................ 61
      SECTION 5.3       Maintenance of Property; Insurance................ 61
      SECTION 5.4       Conduct of Business and Maintenance of
                        Existence......................................... 62
      SECTION 5.5       Compliance with Laws.............................. 62
      SECTION 5.6       Inspection of Property, Books and Records......... 62
      SECTION 5.7       Existence......................................... 63
      SECTION 5.8       Financial Covenants............................... 63
      SECTION 5.9       Restriction on Fundamental Changes................ 63
      SECTION 5.10      Sale of the Property.............................. 65
      SECTION 5.11      Changes in Business............................... 65
      SECTION 5.12      Fiscal Year; Fiscal Quarter....................... 65
      SECTION 5.13      Margin Stock...................................... 65
      SECTION 5.14      Payments.......................................... 65
      SECTION 5.15      Single Purpose Entity............................. 65
      SECTION 5.16      Liability of Lenders.............................. 65
      SECTION 5.17      Mechanics' Liens.................................. 66
      SECTION 5.18      Intentionally Deleted............................. 66
      SECTION 5.19      Major Alterations................................. 66
      SECTION 5.20      Leases............................................ 68
      SECTION 5.21      Construction Consultant........................... 69
      SECTION 5.22      Property Manager.................................. 70
      SECTION 5.23      Leasing Agent..................................... 70
      SECTION 5.24      Asset Manager..................................... 70
      SECTION 5.25      Material Contracts................................ 71
      SECTION 5.26  Security Deposits..................................... 71

                                                                        Page

ARTICLE VI        EVENTS OF DEFAULT...................................... 71

      SECTION 6.1       Events of Default................................ 71
      SECTION 6.2       Rights and Remedies.............................. 75
      SECTION 6.3       Notice of Default................................ 77

ARTICLE VII       THE AGENT.............................................. 77

      SECTION 7.1       Appointment and Authorization.................... 77
      SECTION 7.2       Agent and Affiliates............................. 77
      SECTION 7.3       Action by Agent.................................. 77
      SECTION 7.4       Consultation with Experts........................ 78
      SECTION 7.5       Liability of Agent............................... 78
      SECTION 7.6       Indemnification.................................. 78
      SECTION 7.7       Credit Decision.................................. 79
      SECTION 7.8       Successor Agent.................................. 79
      SECTION 7.9       Documents........................................ 80
      SECTION 7.10      Decisions........................................ 80

ARTICLE VIII      CHANGE IN CIRCUMSTANCES................................ 81

      SECTION 8.1       Basis for Determining Interest Rate
                        Inadequate or Unfair............................. 81
      SECTION 8.2       Illegality....................................... 81
      SECTION 8.3       Increased Cost and Reduced Return................ 82
      SECTION 8.4       Taxes............................................ 84
      SECTION 8.5       Alternate Base Rate Loans Substituted
                        for Affected Euro-Dollar Loans................... 86

ARTICLE IX        MISCELLANEOUS.......................................... 87

      SECTION 9.1       Notices.......................................... 87
      SECTION 9.2       No Waivers....................................... 87
      SECTION 9.3       Expenses; Indemnification........................ 88
      SECTION 9.4       Sharing of Set-Offs.............................. 90
      SECTION 9.5       Amendments and Waivers........................... 90
      SECTION 9.6       Successors and Assigns........................... 92
      SECTION 9.7       Collateral....................................... 94
      SECTION 9.8       Governing Law; Submission to Jurisdiction........ 94
      SECTION 9.9       Marshalling; Recapture........................... 95
      SECTION 9.10      Counterparts; Integration; Effectiveness......... 95
      SECTION 9.11      WAIVER OF JURY TRIAL............................. 95
      SECTION 9.12      Survival......................................... 95
      SECTION 9.13      Domicile of Loans................................ 96
      SECTION 9.14      Limitation of Liability.......................... 96
      SECTION 9.15      Contracts of Contractors......................... 97
      SECTION 9.16      Amounts Payable on Demand........................ 97

      SECTION 9.17      Lender's Failure to Fund......................... 97
      SECTION 9.18      Swap Agreement Participation.................... 105
      SECTION 9.19      Confidentiality................................. 108
      SECTION 9.20      No Joint Venture................................ 108

Schedule A    -   Participants
Exhibit A     -   Note
Exhibit B     -   Intentionally Omitted
Exhibit C     -   Intentionally Omitted
Exhibit D     -   Leasing Status Report
Exhibit E     -   Intentionally Omitted
Exhibit F     -   Assignment and Assumption Agreement
Exhibit G     -   Permitted Liens
Exhibit H     -   Tenants to execute Subordination Agreements
Exhibit I     -   Leases subject to Expiring Lease Costs
Exhibit J     -   Form of Permitted Owner Certificate